SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.___)

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☐      Soliciting Material Pursuant to § 240.14a-12
ABAXIS, INC.
(Name of Registrant as Specified In Its Charter)

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September 11, 2008

Dear Shareholder:

This year’s annual meeting of shareholders will be held on Tuesday, October 28, 2008, at 10:00 a.m. Pacific time, at our offices, located at 3240 Whipple Road, Union City, California. You are cordially invited to attend.

The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

It is important that you use this opportunity to take part in the affairs of Abaxis, Inc. by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders is important.

A copy of Abaxis’ Annual Report to Shareholders is also enclosed for your information. At the annual meeting we will review Abaxis’ activities over the past year and our plans for the future. We look forward to seeing you at the annual meeting.

Sincerely yours,

CLINTON H. SEVERSON
Chairman of the Board, President and
Chief Executive Officer

ABAXIS, INC.
3240 Whipple Road, Union City, California 94587

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On October 28, 2008

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Abaxis, Inc., a California corporation (the “Company”). The meeting will be held on Tuesday, October 28, 2008, at 10:00 a.m. local time at our offices, located at 3240 Whipple Road, Union City, California 94587, for the following purposes:

1. To elect six directors to serve for the ensuing year and until their successors are elected and qualified.

2. To approve an amendment to the Company’s 2005 Equity Incentive Plan (the “2005 Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the 2005 Plan by 500,000 shares.

3. To ratify the selection by the Audit Committee of the Board of Directors of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2009.

4. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is August 29, 2008. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. For ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder, for any purpose relating to the meeting, during ordinary business hours at our offices located at 3240 Whipple Road, Union City, California.

By Order of the Board of Directors

ALBERTO R. SANTA INES
Secretary

Union City, California
September 11, 2008

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ABAXIS, INC.
3240 Whipple Road, Union City, California 94587

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS
October 28, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Abaxis, Inc., a California corporation (referred to as the “Company” or “Abaxis”), is soliciting your proxy to vote at the 2008 Annual Meeting of Shareholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about September 11, 2008 to all shareholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only shareholders of record at the close of business on August 29, 2008 will be entitled to vote at the annual meeting. On this record date, there were 21,782,417 shares of common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on August 29, 2008 your shares were registered directly in your name with Abaxis’ transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on August 29, 2008 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of six directors;

•	Approval of an amendment to the Company’s 2005 Equity Incentive Plan (the “2005 Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the 2005 Plan by 500,000 shares; and

•	Ratification of Burr, Pilger & Mayer LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2009.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-800-652-VOTE, (1-800-652-8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Central time on October 28, 2008 to be counted.

•	To vote on the Internet, go to http://www.investorvote.com/ABAX to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Central time on October 28, 2008 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Abaxis. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet if instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon other than the election of directors, you have one vote for each share of common stock you own as of August 29, 2008. For the election of directors, cumulative voting is available. Under cumulative voting, you would have six votes for each share of common stock you own. You may cast all of your votes for one candidate, or you may distribute your votes among different candidates as you choose. However, you may cumulate votes (cast more than one vote per share) for a candidate only if the candidate is nominated before the voting and at least one shareholder gives notice at the meeting, before the voting, that he or she intends to cumulate votes. If you do not specify how to distribute your votes, by giving your proxy you are authorizing the proxyholders (the individuals named on your proxy card) to cumulate votes in their discretion.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all six (6) nominees for director, “For” the approval of an amendment to the 2005 Plan to increase the aggregate number of shares of common stock authorized for issuance under the 2005 Plan by

500,000 shares and “For” the ratification of the appointment of Burr, Pilger & Mayer LLP as independent registered public accounting firm of the Company for its fiscal year ending March 31, 2009. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of the proxy materials and any additional solicitation materials furnished to the shareholders. In addition to these mailed proxy materials, our directors and employees and the firm of Morrow & Co., LLC, which we have engaged to assist us in the solicitation of proxies, may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Morrow & Co., LLC will be paid its customary fee of approximately $7,500, plus reasonable out-of-pocket expenses. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Abaxis’ Secretary at 3240 Whipple Road, Union City, California 94587.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by May 14, 2009, the date not less than one hundred twenty (120) days prior to the one year anniversary of our mailing to shareholders of this Proxy Statement for the 2008 Annual Meeting of Shareholders, to Abaxis’ Corporate Secretary at 3240 Whipple Road, Union City, California 94587. If you wish to bring a matter before the shareholders at next year’s annual meeting and you do not notify Abaxis before July 28, 2009, for all proxies we receive, the proxyholders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the matter.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Although abstentions and broker non-votes are counted as present for purposes of a quorum, they are not counted as affirmative votes for the proposals. For Proposal 2 and 3, abstentions and broker non-votes will have no effect except to the extent the number of abstentions and broker non-votes causes the number of shares voted in favor of Proposal 2 and 3 not to equal or exceed a majority of the quorum required for the meeting.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

How many votes are needed to approve each proposal?

•	Proposal No. 1: Election of Directors. For the election of directors, the six (6) nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	Proposal No. 2: Approval of an increase in the aggregate number of shares of common stock authorized for issuance under the 2005 Plan by 500,000 shares. To be approved, Proposal No. 2 must receive “For” votes from the holders of a majority of shares present either in person or by proxy and voting, provided that the votes in favor of each of Proposal No. 2 are a majority of the votes that constitute the required quorum. Abstentions and broker non-votes will not be counted towards the vote total.

•	Proposal No. 3: Ratification of Selection of Independent Registered Public Accounting Firm. To be approved, Proposal No. 3 ratifying the selection by the Audit Committee of the Board of Directors of Burr, Pilger & Mayer LLP as independent registered public accounting firm for the fiscal year ending March 31, 2009 must receive “For” votes from the holders of a majority of shares present either in person or by proxy and voting, provided that the votes in favor of each of Proposal No. 3 are a majority of the votes that constitute the required quorum. Abstentions and broker non-votes will not be counted towards the vote total.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 21,782,417 shares outstanding and entitled to vote. Thus, the holders of 10,891,209 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

Votes for and against, abstentions and “broker non-votes” will each be counted as present for the purposes of determining the presence of a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the third quarter of fiscal 2009.

Proposal 1

Election Of Directors

The Company’s Bylaws authorize a Board of Directors consisting of six directors. All of the Company’s six directors are to be elected for the ensuing year and will hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified, or, if sooner, until the director’s death, resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the nominees listed below is currently a director of the Company who was previously elected by the shareholders. It is the Company’s policy to strongly encourage nominees for directors to attend the Annual Meeting. All of the Company’s directors attended the 2007 Annual Meeting of Shareholders.

The candidates receiving the highest number of affirmative votes by the holders of shares entitled to be voted will be elected. The persons named in the accompanying proxy will vote the shares represented thereby for the nominees named below, but may cumulate the votes for less than all of the nominees, as permitted by the laws of the State of California, unless otherwise instructed. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Abaxis. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

Nominees

The nominees for election to the Board of Directors at the 2008 Annual Meeting are Clinton H. Severson, Richard J. Bastiani, Ph.D., Henk J. Evenhuis, Brenton G.A. Hanlon, Prithipal Singh, Ph.D. and Ernest S. Tucker, III, M.D. Please see “Directors and Executive Officers of the Registrant” below for information concerning the nominees.

Vote Required and Recommendation of the Board of Directors

Although abstentions and broker “non-votes” will each be counted as present for purposes of determining a quorum, neither abstentions nor broker “non-votes” will have any impact on the election of directors and the six candidates for election as directors at the annual meeting who receive the highest number of affirmative votes will be elected.

If the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for substitute nominees as the Board of Directors may designate. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR” THE NOMINEES NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The following table sets forth certain information concerning the Company’s directors and executive officers:

Name	Age	Title

Clinton H. Severson	60	Chairman of the Board, President and Chief Executive Officer
Richard J. Bastiani, Ph.D.(1)(2)(3)	65	Director
Henk J. Evenhuis(1)(3)	65	Director
Brenton G. A. Hanlon(1)(2)(3)	62	Director
Prithipal Singh, Ph.D.(1)(3)	69	Director
Ernest S. Tucker, III, M.D.(1)(3)	75	Director
Alberto R. Santa Ines	61	Chief Financial Officer and Vice President of Finance
Kenneth P. Aron, Ph.D.	55	Chief Technology Officer
Donald P. Wood	56	Vice President of Operations
Vladimir E. Ostoich, Ph.D.	63	Vice President of Government Affairs and Vice President of Marketing for the Pacific Rim, Founder
Christopher M. Bernard	40	Vice President of Sales and Marketing for the Domestic Medical Market
Martin V. Mulroy	47	Vice President of Veterinary Sales and Marketing for North America

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

Clinton H. Severson has served as the Company’s President, Chief Executive Officer and one of our directors since June 1996. He was appointed Chairman of the Board in May 1998. Since November 2006, Mr. Severson served on the Board of Directors of CytoCore, Inc. (OTCBB: CYCR). From February 1989 to May 1996, Mr. Severson served as President and Chief Executive Officer of MAST Immunosystems, Inc., a privately-held medical diagnostic company.

Richard J. Bastiani, Ph.D. joined the Board of Directors in September 1995. Dr. Bastiani is currently retired and serves as Chairman of the Board of Directors of Response Biomedical Corporation (CDNX: RBM). From 1998 to 2005, Dr. Bastiani served as Chairman of the Board of Directors of ID Biomedical Corporation (Nasdaq: IDBE), after he was appointed to the Board of Directors of ID Biomedical Corporation in October 1996. Dr. Bastiani was President of Dendreon (Nasdaq: DNDN), a biotechnology company, from September 1995 to September 1998. From 1971 until 1995, Dr. Bastiani held a number of positions with Syva Company, a diagnostic company, including as President from 1991 until Syva was acquired by a subsidiary of Hoechst AG of Germany in 1995. Dr. Bastiani is also a member of the board of directors of three-privately held companies.

Henk J. Evenhuis joined the Board of Directors in November 2002. Mr. Evenhuis is currently retired and serves on the Board of Directors of Credence Systems Corporation (Nasdaq: CMOS), a semiconductor equipment manufacturer. Mr. Evenhuis served as Executive Vice President and Chief Financial Officer of Fair Isaac Corporation (NYSE: FIC), a global provider of analytic software products to the financial services, insurance and health care industries from October 1999 to October 2002. From 1987 to 1998, he was Executive Vice President and Chief Financial Officer of Lam Research Corporation (Nasdaq: LRCX), a semiconductor equipment manufacturer.

Brenton G. A. Hanlon joined the Board of Directors in November 1996. Since January 2001, Mr. Hanlon has been President and Chief Executive Officer of Hitachi Chemical Diagnostics, a manufacturer of in vitro allergy diagnostic products. Concurrently, from December 1996 until the present, Mr. Hanlon has served as President and Chief Operating Officer of Tri-Continent Scientific, a subsidiary of Hitachi Chemical, specializing in liquid-

handling products and instrument components for the medical diagnostics and biotechnology industries. From 1989 to December 1996, Mr. Hanlon was Vice President and General Manager of Tri-Continent Scientific. Mr. Hanlon serves on the board of directors of two privately-held companies.

Prithipal Singh, Ph.D. joined the Board of Directors in June 1992. Prior to retiring, Dr. Singh was the Founder, Chairman and Chief Executive Officer of ChemTrak Inc. (Pink Sheets: CMTR) from 1988 to 1998. Prior to this, Dr. Singh was an Executive Vice President of Idetec Corporation from 1985 to 1988 and a Vice President of Syva Corporation from 1977 to 1985.

Ernest S. Tucker, III, M.D. joined the Board of Directors in September 1995. Dr. Tucker currently serves as a self-employed healthcare consultant after having retired as Chief Compliance Officer for Scripps Health in San Diego in September 2000, a position which he assumed in April 1998. Dr. Tucker was Chairman of Pathology at Scripps Clinic and Research Foundation from 1992 to 1998 and Chair of Pathology at California Pacific Medical Center in San Francisco from 1989 to 1992.

Alberto R. Santa Ines has served as the Company’s Chief Financial Officer and Vice President of Finance since April 2002. Mr. Santa Ines joined us in February 2000 as Finance Manager. In April 2001, Mr. Santa Ines was promoted to Interim Chief Financial Officer and Director of Finance, and in April 2002 he was promoted to his current position. From March 1998 to January 2000, Mr. Santa Ines was a self-employed consultant to several companies. From August 1997 to March 1998, Mr. Santa Ines was the Controller of Unisil (Pink Sheets: USIL), a semiconductor company. From April 1994 to August 1997, he was a Senior Finance Manager at Lam Research Corporation (Nasdaq: LRCX), a semiconductor equipment manufacturer.

Kenneth P. Aron, Ph.D. has served as the Company’s Chief Technology Officer since April 2008. Dr. Aron joined us in February 2000 as Vice President of Research and Development. From April 1998 to November 1999, Dr. Aron was Vice President of Engineering and Technology of Incyte Pharmaceuticals (Nasdaq: INCY), a genomic information company. From April 1996 to April 1998, Dr. Aron was Vice President of Research, Development and Engineering for Cardiogenesis Corporation (Nasdaq: CGCP), a manufacturer of laser-based cardiology surgical products.

Donald P. Wood has served as the Company’s Vice President of Operations since October 2007. From April 2003 to September 2007, Mr. Wood was the Vice President of Operations of Cholestech Corporation (Nasdaq: CTEC), a medical products manufacturing company which was subsequently acquired by Inverness Medical Innovations, Inc. in September 2007. From July 2001 to March 2003, Mr. Wood served as Vice President of Bone Health, a business unit of Quidel Corporation, a manufacturing and marketer of point-of-care diagnostics, and was responsible for Bone Health Product Operations, Device Research and Development, and Sales and Marketing. He also served as Quidel’s Vice President of Ultrasound Operations from August 1999 to July 2001. Prior to joining Quidel, Mr. Wood was the Director of Ultrasound Operations for Metra Biosystems Inc., a developer and manufacturing company of point-of-care products for osteoporosis, from July 1998 to August 1999 prior to Quidel’s acquisition of Metra Biosystems Inc.

Vladimir E. Ostoich, Ph.D., one of the Company’s co-founders, is currently the Vice President of Government Affairs and Vice President of Marketing for the Pacific Rim. Dr. Ostoich has served as Vice President in various capacities at Abaxis since inception, including as Vice President of Research and Development, Senior Vice President of Research and Development, Vice President of Engineering and Instrument Manufacturing and Vice President of Marketing and Sales for the United States and Canada.

Christopher M. Bernard joined the Company in November 2005 as Vice President of Marketing and Sales for the Domestic Medical Market. From September 2000 to October 2005, Mr. Bernard served as Regional Business Director for Cytyc Corporation, which is now Hologic, Inc. (Nasdaq: HOLX), a manufacturer of medical products primarily focused on women’s health. From December 1995 to August 2000, Mr. Bernard held various sales and sales management positions at Cytyc Corporation.

Martin V. Mulroy has served as the Company’s Vice President of Veterinary Sales and Marketing for North America since May 2006. Mr. Mulroy joined us in November 1997 as the Northeast Regional Sales Manager. He was promoted to Eastern Area Director of Sales in December 1998 and, in January 2005, he was promoted to National Sales Director for the Domestic Veterinary market. From March 1996 to November 1997,

Mr. Mulroy was Regional Sales Manager for BioCircuits Inc., an immunoassay company in the medical market. Mr. Mulroy was Regional Sales Manager from 1990 to 1992 and Field Operations Manager from 1992 to 1995 for MAST Immunosystems Inc., a privately-held medical diagnostic company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Evenhuis, Dr. Bastiani, Mr. Hanlon, Dr. Singh and Dr. Tucker. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Severson, the Company’s President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company. There are no family relationships among any of the Company’s directors or officers.

Meetings of the Board of Directors

The Board of Directors met six times during the fiscal year ended March 31, 2008. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member.

As required under applicable Nasdaq listing standards, in fiscal 2008, the Company’s independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2008 for each of the Board committees:

Nominating and
Corporate
Name	Audit		Compensation		Governance

Clinton H. Severson
Richard J. Bastiani, Ph.D.	X		X	*	X
Henk J. Evenhuis	X	*			X
Brenton G. A. Hanlon	X		X		X
Prithipal Singh, Ph.D.	X				X *
Ernest S. Tucker, III, M.D.	X				X
Total meetings in fiscal 2008	5		1		1

*	Committee Chairperson

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee reviews and monitors the Company’s corporate financial reporting and external audits, including, among other things, the Company’s control functions, the results and scope of the annual audit and other services provided by the independent registered public accountants and the Company’s compliance with legal matters that have a significant impact on its financial reports. Among other things, the Audit Committee:

•	evaluates the performance of and assesses the qualifications of the independent auditors;

•	determines and approves the engagement of the independent auditors;

•	determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law;

•	reviews and approves transactions between the company and any related persons;

•	confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting;

•	establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is composed of five directors: Mr. Evenhuis, Dr. Bastiani, Mr. Hanlon, Dr. Singh and Dr. Tucker. Mr. Evenhuis serves as Chairman of the Audit Committee. The Audit Committee held five meetings during the fiscal year ended March 31, 2008. For additional information about the Audit Committee, see “Report of the Audit Committee of the Board of Directors” below. The Audit Committee has adopted a written charter that is available to shareholders in the Investor Relations section of the Company’s website at http://www.abaxis.com.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). Securities and Exchange Commission (“SEC”) regulations require the Company to disclose whether a director qualifying as an “audit committee financial expert” serves on the Audit Committee. The Board of Directors has determined that Mr. Evenhuis qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Evenhuis’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors1

The Audit Committee oversees Abaxis’ financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. In the fiscal year ended March 31, 2008, Burr, Pilger & Mayer LLP was responsible for expressing

1 The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Abaxis, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

an opinion as to the conformity of the Company’s audited financial statements with generally accepted accounting principles. Burr, Pilger & Mayer LLP has acted in such capacity since its appointment on August 25, 2005.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2008 with management of the Company. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has met with Burr, Pilger & Mayer LLP, with and without management present, to discuss the overall scope and results of Burr, Pilger & Mayer LLP’s audit and review procedures, and the overall quality of its financial reporting. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent accountants the independent accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Abaxis’ audited financial statements be included in Abaxis’ Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

THE AUDIT COMMITTEE

Henk J. Evenhuis, Chairman
Richard J. Bastiani, Ph.D.
Brenton G.A. Hanlon
Prithipal Singh, Ph.D.
Ernest S. Tucker, III, M.D.

Compensation Committee

The Compensation Committee is composed of two directors: Dr. Bastiani and Mr. Hanlon. Each of these individuals is a non-employee member of the Company’s Board of Directors and is independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee held one meeting during the fiscal year ended March 31, 2008, each of which were attended by both Messrs. Bastiani and Hanlon. The Compensation Committee has adopted a written charter that is available to shareholders in the Investor Relations section of the Company’s website at http://www.abaxis.com. For additional information about the Compensation Committee, see “Compensation Committee Report” and “Executive Compensation.”

The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the Company’s compensation strategy, policies, plans and programs and all forms of compensation to be provided to the Company’s executive officers and directors, including among other things:

•	development or review and approval of corporate and individual performance objectives relevant to the compensation of the Company’s Chief Executive Officer and evaluation of performance in light of these stated objectives;

•	review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer and the other executive officers; and

•	development or review and approval of incentive-based or equity-based compensation plans in which the Company’s executive officers and employees participate.

The Compensation Committee also reviews with management the Company’s Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least one time annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. However, Mr. Severson does not participate in the determination of his own compensation. The charter of the Compensation Committee grants the Compensation Committee authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

The Compensation Committee does not delegate any of its functions in determining executive and/or director compensation. To date, the Compensation Committee has not established any formal policies or guidelines for allocating compensation between long-term and currently paid out compensation, cash and non-cash compensation, or among different forms of non-cash compensation. The Compensation Committee may discuss with the Chief Executive Officer or Chief Financial Officer the Company’s financial, operating and strategic business objectives, bonus targets or performance goals. The Compensation Committee reviews and determines the appropriateness of the financial measures and performance goals, as well as assesses the degree of difficulty in achieving specific bonus targets and performance goals. From time to time, the Compensation Committee may engage an independent compensation advisor to obtain competitive compensation data.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2008 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an executive officer or employee of the Company. None of the Company’s executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of the Company’s board of directors or compensation committee. For information with respect to related-person transactions involving members of the Compensation Committee, see “Transactions with Related Persons.”

Compensation Committee Report2

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement.

THE COMPENSATION COMMITTEE

Richard J. Bastiani, Ph.D., Chair
Brenton G.A. Hanlon

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Dr. Bastiani, Mr. Evenhuis, Mr. Hanlon, Dr. Singh and Mr. Tucker. Each of the members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee held one meeting during the fiscal year ended March 31, 2008. The Nominating and Corporate Governance Committee has adopted a written charter that is available to shareholders in the Investor Relations section of the Company’s website at http://www.abaxis.com.

2 The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Abaxis, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Nominating and Corporate Governance Committee reviews the results of the evaluation of the Board of Directors and its committees, and the needs of the Board of Directors for various skills, experience, expected contributions and other characteristics, and the optimal size of the Board in light of these needs, in determining the director candidates to be nominated at the annual meeting. The Nominating and Corporate Governance Committee will evaluate candidates for directors, including incumbent directors and candidates proposed by directors, shareholders or management, in light of the Nominating and Corporate Governance Committee’s views of the current needs of the Board of Directors for certain skills, experience or other characteristics, the candidate’s background, skills, experience, other characteristics and expected contributions and the qualification standards, if any, established by the Nominating and Corporate Governance Committee. If the Nominating and Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, the Nominating and Corporate Governance Committee may poll existing directors or management for suggestions for candidates and may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee. In making the determinations regarding nominations of directors, the Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints as well as the benefits of a constructive working relationship among directors. The Nominating and Corporate Governance Committee will consider director nominations made by shareholders in accordance with the requirements of Abaxis’ bylaws consistent with these procedures.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Pursuant to the Company’s bylaws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such shareholder’s intent to make such nomination or nominations has been given in writing to the secretary of Abaxis. To be timely, a shareholder nomination for a director to be elected at an annual meeting shall be received at Abaxis’ principal executive offices not less than 120 calendar days in advance of the date that Abaxis’ proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, or in the event of a nomination for director to be elected at a special meeting, notice by the shareholders to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of Abaxis entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of Abaxis if so elected. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem to be in the best interests of Abaxis and its shareholders.

Shareholder Communications With The Board Of Directors

Shareholders may communicate with any and all company directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

Chairman of the Board
or Board of Directors
or any individual director
c/o Mr. Alberto R. Santa Ines, Chief Financial Officer and Secretary
3240 Whipple Road
Union City, CA 94587
Fax: 510-441-6151 or
Email Address: investors@abaxis.com

The Compliance Officer shall maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Compliance Officer in consultation with Abaxis’ legal counsel. The Board of Directors or individual directors so addressed shall be advised of any communication withheld for safety or security reasons as soon as practicable. The Compliance Officer shall relay all communications to directors absent safety or security issues.

Code of Business Conduct and Ethics

The Company has adopted the Abaxis, Inc. Code of Business Conduct and Ethics that applies to all of the Company’s executive officers, directors and employees, including without limitation the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Business Conduct and Ethics is available on our website at www.abaxis.com under “Investor Relations” at “Corporate Governance.” If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver of, any provision of the Code of Business Conduct and Ethics by disclosing such information on the same website.

Proposal 2

Approval Of Amendment To The 2005 Equity Incentive Plan

In July 2005, the Board of Directors (the “Board”) adopted, and the Company’s shareholders subsequently approved, the Abaxis, Inc. 2005 Equity Incentive Plan (the “2005 Plan”), which was an amendment and restatement of the Company’s 1998 Stock Option Plan. Prior to any shareholder approval of the increase in shares subject to this Proposal 2, as of August 29, 2008, there was an aggregate total of 4,886,000 shares of common stock authorized for issuance under the 2005 Plan. During fiscal 2008, the Company granted restricted stock unit award of an aggregate of 267,000 shares of common stock under the 2005 Plan. No stock options were granted under the 2005 Plan during fiscal 2008.

In July 2008, the Board approved an amendment to the 2005 Plan, subject to shareholder approval, to increase the aggregate number of shares of common stock authorized for issuance under the 2005 Plan by 500,000 shares to a total of 5,386,000 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant stock awards at levels determined appropriate by the Board.

Shareholders are requested in this Proposal 2 to approve the amendment to the Company’s 2005 Plan described above. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the increase in shares under the 2005 Plan. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the 2005 Plan are outlined below:

General

The 2005 Plan provides for the grant of stock options, stock appreciation rights, stock awards (stock purchase rights and stock bonuses), restricted stock units, performance shares, performance units, and other stock-based awards and cash-based awards (collectively “awards”). Incentive stock options granted under the 2005 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2005 Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the 2005 Plan may be tandem rights or freestanding rights. See “Federal Income Tax Information” for a discussion of the tax treatment of awards. To date, the Company has granted only stock options and restricted stock units under the 2005 Plan.

Purpose

The Board adopted the 2005 Plan to provide a means by which employees, directors and consultants of the Company may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. As of August 29, 2008, we had approximately 324 employees, including seven executive officers in addition to five non-employee directors who would be eligible to receive awards under the 2005 Plan.

Administration

The 2005 Plan will be administered by the Compensation Committee of the Board or another committee of the Board appointed to administer the 2005 Plan, or, in the absence of such committee, by the Board. (For purposes of this summary, the term “Committee” refers to either such committee or the Board.) Subject to the provisions of the 2005 Plan, the Committee has the power to construe and interpret the 2005 Plan and to determine in its discretion the persons to whom or the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m), amend or cancel any award, waive any restrictions or conditions applicable to any award, and accelerate, extend or defer the vesting of any award. The Committee may delegate to one or more of its members or one or more officers of Abaxis the authority to grant awards under the 2005 Plan. The 2005 Plan provides, subject to certain limitations, for indemnification by the company of any director or officer against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2005 Plan. All awards granted under the 2005 Plan will be evidenced by a written or electronic agreement between Abaxis and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2005 Plan. The Committee will interpret the 2005 Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the 2005 Plan or any award.

Shares Subject to the 2005 Plan

As of August 29, 2008, restricted stock units and stock options covering an aggregate of 1,681,784 shares of common stock were outstanding under the 2005 Plan. Prior to the increase discussed in this Proposal 2, an aggregate of 208,047 shares of common stock remain available as of August 29, 2008 for future issuance under the 2005 Plan.

If awards granted under the 2005 Plan expire or otherwise terminate for any reason without having been exercised or settled in full, the shares of common stock not acquired pursuant to such awards again become available for issuance under the 2005 Plan. If unvested shares of common stock subject to forfeiture or repurchase issued pursuant to stock awards under the 2005 Plan are forfeited or repurchased by the Company, the forfeited or repurchased stock will again become available for issuance under the 2005 Plan. Shares will not be treated as having been issued under the 2005 Plan and will therefore not reduce the number of shares available for grant to the extent an award other than an option or stock appreciation right is settled in cash. Shares withheld or reacquired by the company in satisfaction of a tax withholding obligation will not again become available under the 2005 Plan. The number of shares available under the 2005 Plan will be reduced upon the exercise of a stock appreciation right by the gross number of shares for which the award is exercised. If shares are tendered in payment of the exercise price of an option, or the option is exercised by means of a net-exercise procedure, the number of shares available under the 2005 Plan will be reduced by the gross number of shares for which the option is exercised.

Eligibility

Awards may be granted to employees, consultants and directors of the Company or any affiliate of the Company. Incentive stock options may be granted under the 2005 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants of both the Company and its affiliates are eligible to receive all other types of awards under 2005 Plan.

No incentive stock option may be granted under the 2005 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2005 Plan and any other such plans of the Company and its affiliates) may not exceed $100,000.

In addition to the limitation described above on the total number of shares of our common stock that will be authorized for issuance under the 2005 Plan, the 2005 Plan limits the numbers of shares that may be issued under each type of award, subject to adjustment as described below. Subject to this Proposal 2, no more than 5,386,000 shares may be issued upon the exercise of incentive stock options or other awards granted under the 2005 Plan. No more than 500,000 shares in the aggregate may be issued pursuant to “full value awards,” which are stock purchase, stock bonus or other stock-based awards under which shares are acquired for less than their fair market value, restricted stock units and performance share awards granted under the 2005 Plan. In addition, no more than 5% of the maximum aggregate number of shares authorized under the 2005 Plan may be issued pursuant to such full value awards that provide for vesting more rapidly than over a period of three years if vesting is based upon continued service alone or that have a performance period of less than 12 months if vesting is based on the attainment of performance goals. To enable compensation in connection with certain types of awards to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2005 Plan establishes limits on the maximum aggregate number of shares or dollar amount for which any such award may be granted to an employee in any fiscal year (the “Section 162(m) Limitations”). The limits for awards intended to qualify as performance-based are as follows:

•	Stock options and stock appreciation rights: No more than 100,000 shares.

•	Stock purchase rights, stock bonuses and restricted stock unit awards: No more than 500,000 shares.

•	Performance share and performance unit awards: No more than 500,000 shares, or 500,000 units, for each fiscal year contained in the performance period of the award.

•	Cash-based awards and other stock-based awards: No more than 50,000 shares.

Terms of Options

The following is a description of the permissible terms of options under the 2005 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment.  The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the effective date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 100% of the fair market value of the stock on the effective date of grant. As of August 29, 2008, the closing price of our common stock as reported on the Nasdaq Global Market was $19.89 per share.

The exercise price of options granted under the 2005 Plan must be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price, (iii) by means of a net-exercise procedure, (iv) by means of a broker-assisted cashless exercise, or (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law. The Committee may at any time or from time to time grant options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

Vesting.  Options granted under the 2005 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Committee. Shares covered by currently outstanding options under the 2005 Plan typically vest monthly during the participant’s employment by, or service as a director or consultant to, the Company or an affiliate (collectively, “service”), and certain options do not begin to vest until the first anniversary of the grant date. Shares covered by options granted in the future under the 2005 Plan may be subject to different vesting terms.

Tax Withholding.  To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Abaxis common stock or by a combination of these means.

Term.  The maximum term of options under the 2005 Plan is 10 years, except that in certain cases (see “Eligibility”), such as an incentive stock option granted to a 10% shareholder, the maximum term is five years. Options will remain exercisable for such period of time following a participant’s termination of service as determined by the Committee and provided in the participant’s award agreement, provided that in no case may an option be exercised after its expiration date. Options will become exercisable in full upon a participant’s death.

A participant’s option agreement may provide that if a sale of the shares acquired upon exercise of the option within the applicable time periods following the termination of the participant’s service would result in liability under Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), then the option shall remain exercisable until the earlier of (i) the expiration of the term of the option, (ii) the 10th day after the last date on which such sale would result in such liability under Section 16(b), or (iii) the 190th day after the termination of participant’s service. A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the participant is notified by the Company that the option is exercisable, during which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer.  The participant may not transfer an option except by will or by the laws of descent and distribution. During the lifetime of the participant, an option may be exercised only by the participant or permitted transferee.

Terms of Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2005 Plan pursuant to a restricted stock unit award agreement.

Consideration.  The purchase price, if any, for restricted stock unit awards may be paid in any form of legal consideration acceptable to the Committee, including the provision of services.

Settlement of Awards.  A restricted stock unit award may be settled and Abaxis shall issue shares underlying the award on the date on which restricted stock units subject to the participant’s restricted stock unit award vests or on such other date determined by the Committee, in its discretion. Notwithstanding the foregoing, if permitted by the Committee and set forth in the award agreement, the participant may elect in accordance with terms specified in the award agreement to defer receipt of all or any portion of the shares of stock or other property otherwise issuable to the participant in connection with settlement of the restricted stock unit award.

Vesting.  Restricted stock unit awards may or may not be subject to vesting conditions based on service or the achievement of such performance criteria as the Committee specifies, including without limitation the attainment of one or more performance goals similar to those described below in connection with performance awards below. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited upon the participant’s termination of service for any reason, whether voluntary or involuntary (including the participant’s death or disability).

Restrictions on Transfer.  During any period in which shares acquired pursuant to a restricted stock unit award remain subject to vesting conditions, such shares may not be transferred by the participant other than by will or by the laws of descent and distribution or as otherwise provided in the award agreement.

Voting Rights; Dividend Equivalents.  Participants holding restricted stock unit awards shall have no rights to vote the shares until the date of issuance of such shares. The Committee, in its discretion, may provide for participants to receive a dividend equivalent to be credited with respect to shares covered by a restricted stock unit award upon the grant of a cash dividend. Such additional restricted stock units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the restricted stock units originally subject to the award. The Company does not anticipate paying cash dividends on its common stock for the foreseeable future, however.

Terms of Stock Appreciation Rights

Stock appreciation rights may be granted under the 2005 Plan pursuant to stock appreciation rights agreements either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). No stock appreciation rights have been granted under the 2005 Plan to date.

Exercise.  A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of a Tandem SAR will be the same as the exercise price of the related option, and the exercise price of a Freestanding SAR may not be less than the fair market value of a share of our common stock on the date of grant.

Each stock appreciation right is denominated in shares of common stock equivalents. Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares, determined by the Committee on the date of grant.

Settlement of Awards.  Payment of the appreciation distribution amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock and may be paid in a lump sum or on a deferred basis in accordance with the terms of the participant’s award agreement.

Vesting.  Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Committee.

Termination of Service.  Upon termination of a participant’s service, the participant generally may exercise any vested stock appreciation right for such period specified in the stock appreciation right agreement after the date such service relationship ends. In no event may a stock appreciation right be exercised beyond the expiration of its term. The maximum term of any Freestanding SAR granted under the 2005 Plan is ten years.

Restrictions on Transfer.  Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

Terms of Restricted Stock Awards

Restricted stock awards may be granted under the 2005 Plan pursuant to a restricted stock award agreement. No restricted stock awards have been granted under the 2005 Plan.

Consideration.  The purchase price, if any, for shares of stock issuable under each restricted stock award and the means of payment shall be established by the Committee in its discretion.

Settlement of Awards.  A restricted stock award may be settled by the delivery of shares of our common stock, as determined by the Committee.

Vesting.  Shares issued pursuant to any restricted stock award may or may not be subject to vesting conditions based on service or the achievement of such performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Unless otherwise provided by the Committee, a participant will forfeit any shares of stock as to which vesting conditions have not been satisfied prior to the participant’s termination of service.

Restrictions on Transfer.  During any period in which shares acquired pursuant to a restricted stock award remain subject to vesting conditions, such shares may not be transferred by the participant other than by will or by the laws of descent and distribution or as otherwise provided in the award agreement.

Voting Rights; Dividend Equivalents.  Unless otherwise determined by the Committee, participants holding stock awards subject to vesting conditions will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

Performance Awards

Under the 2005 Plan, the Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the company and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of common stock and a monetary value established by the Committee at the time of grant.

Performance Terms.  In granting a performance award, the Committee will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to such stock award. Within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), the Committee will establish the performance goals, based upon one or more pre-established criteria (“performance criteria”) enumerated in the 2005 Plan and described below.

Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the company and/or any affiliate of the Company, or any of its business units as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures:

revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; stock price; earnings per share; return on shareholder equity; return on capital; return on assets; return on investment; employee satisfaction; employee retention; balance of cash, cash equivalents and marketable securities; market share; daily average revenue trades; asset gathering metrics; number of customers; customer satisfaction; product development; completion of a joint venture or other corporate transaction; completion of identified special project; and overall effectiveness of management; or other measures of performance selected by the Committee.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

Settlement of Awards.  Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. To the extent earned, performance awards may be settled in cash, shares of common stock or any combination thereof. The Committee may provide for performance award payments in a lump sum or installments pursuant to a schedule elected by the participant.

Adjustments.  The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide a participant awarded performance shares with dividend equivalent rights with respect to cash dividends paid on the company’s common stock.

Termination of Service.  Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2005 Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited.

Restrictions on Transfer.  No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Voting Rights; Dividend Equivalents.  Participants holding performance share awards shall have no rights to vote the shares until the date of issuance of such shares. The Committee, in its discretion, may provide for participants to receive a dividend equivalent to be credited with respect to shares covered by a performance share award upon the grant of a cash dividend. No deemed equivalents shall be paid with respect to performance units.

Deferred Compensation Awards

The 2005 Plan authorizes the Committee to establish a deferred compensation award program. If and when implemented, participants designated by the Committee who are officers, directors or members of a select group of highly compensated employees may elect to receive, in lieu of compensation otherwise payable in cash an award of a stock bonus or deferred stock units or in lieu of cash or shares of common stock issuable upon the exercise or settlement of stock options, stock appreciation rights or performance share or performance unit awards, an award of deferred stock units. Each such stock unit represents a right to receive one share of our common stock at a future date determined in accordance with the participant’s award agreement.

Settlement of Awards.  Deferred stock units will be settled by distribution to the participant of a number of whole shares of common stock equal to the number of stock units subject to the award as soon as practicable following the earlier of the date on which the participant’s service terminates or a settlement date elected by the participant at the time of his or her election to receive the deferred stock unit award. Participants are not required to pay any additional consideration in connection with the payment of a stock bonus or the settlement of deferred stock units.

Voting Rights; Dividend Equivalents.  A holder of deferred stock units has no voting rights or other rights as a shareholder until shares of common stock are issued to the participant in settlement of the deferred stock units. However, participants holding deferred stock units will be entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of common stock. Such dividend equivalents will be credited in the form of additional whole and fractional stock units determined in accordance with a method specified by the Committee in the participant’s award agreement.

Restrictions on Transfer.  Prior to settlement, deferred stock units may not be assigned or transferred other than by will or the laws of descent and distribution.

Cash-Based Awards and Other Stock-Based Awards

The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of cash-based awards or other stock-based awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.

Adjustment Provisions

The Committee, in its discretion and to prevent dilution or enlargement of participants’ rights under the 2005 Plan, will adjust the number of shares authorized under the 2005 Plan, the numerical limits on awards and the number and kind of shares and exercise price subject to outstanding awards in the event of any change in the Company’s common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination of shares, exchange of shares or similar change in capital structure of the Company, or if the Company makes a distribution to its shareholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of its common stock. In such circumstances, the Committee also has the discretion under the 2005 Plan to adjust the terms of outstanding awards as it deems appropriate.

Effect of Certain Corporate Events

In the event of a “change in control,” as such term is defined by the 2005 Plan, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue in effect any or all outstanding options and stock appreciation rights or substitute substantially equivalent options or rights for its stock. Any options or stock appreciation rights which are not assumed or continued in connection with a change in control or exercised prior to the change in control will terminate effective as of the time of the change in control. The Committee may provide for the acceleration of vesting of any or all outstanding options or stock appreciation rights upon such terms and to such extent as it determines.

The 2005 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding option or stock appreciation right upon a change in control in exchange for a payment to the participant with respect to each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share under the award. The Committee, in its discretion, may provide in the event of a change in control for the acceleration of vesting and/or settlement of any stock award, restricted stock unit award, performance share or performance unit, cash-based award or other stock-based award held by a participant upon such conditions and to such extent as determined by the Committee. The Compensation Committee, in its discretion, may provide in the event of a change in control for the acceleration of vesting and/or settlement of any stock award, restricted stock unit award, performance share or performance unit, cash-based award or other share-based award held by a participant upon such conditions and to such extent as determined by our Compensation Committee. It is currently anticipated that awards granted to executive officers will accelerate fully on a change of control. The vesting of non-employee director awards granted under the 2005 Plan automatically will accelerate in full upon a change in control.

Duration, Amendment and Termination

The 2005 Plan will continue in effect until its termination by the Committee provided that all awards shall be granted within 10 years from the effective date of its adoption upon approval by the shareholders. The Committee may terminate or amend the 2005 Plan at any time, provided that no amendment will be effective unless approved by the Company’s shareholders within 12 months before or after its adoption by the Board if the amendment would: (i) modify the requirements as to eligibility for participation (to the extent such modification requires shareholder approval in order for the 2005 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the 2005 Plan in any other way if such modification requires shareholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, including, but not limited to, Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans.

Federal Income Tax Information

The following is a summary of the principal United States federal income tax consequences to employees and the Company with respect to participation in the 2005 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options.  Incentive stock options under the 2005 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares will be a long-term capital gain or loss if the participant held the stock for more than one year. Upon such a qualifying disposition, the Company will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options.  Nonstatutory stock options granted under the 2005 Plan generally have the following federal income tax consequences. There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Abaxis will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Performance Awards, Restricted Stock Unit Awards, Cash-Based Awards and Other Stock-Based Awards.  A participant generally will recognize no income upon the grant of a performance share, performance unit, restricted stock unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any unrestricted shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described below under “Stock Awards.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date (as defined below under “Stock Awards”), will be taxed as capital gain or loss. Abaxis generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.  No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right, or from regular wages or supplemental wage payments, an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Stock Awards.  A participant acquiring stock by means of a stock purchase right or stock bonus generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Potential Limitation on Company Deductions.  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee solely comprising “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the Committee) of an objective performance goal established in writing by the Committee while the outcome is substantially uncertain, and the award is approved by shareholders.

Awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, shareholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has two equity incentive plans under which its equity securities are or have been authorized for issuance to its employees, directors and consultants: (i) the 2005 Plan and (ii) the 1992 Outside Directors Stock Option Plan (the “Directors Plan”). Both the 2005 Plan and the Directors Plan have been approved by the Company’s shareholders. In June 2002, the time period for granting options under the Directors Plan expired in accordance with the terms of the plan.

The following table provides aggregate information as of March 31, 2008 regarding outstanding options, unvested restricted stock units and shares reserved under the Company’s equity compensation plans.

Equity Compensation Plan Information

	Number of			Number of
	Securities to be			Securities
	Issued Upon			Remaining
	Exercise of	Weighted-Average		Available for
	Outstanding	Exercise Price of		Future Issuance
	Options,	Outstanding		Under Equity
	Warrants and	Options, Warrants		Compensation
Plan Category	Rights	and Rights		Plans(1)

Equity compensation plans approved by shareholders:
2005 Equity Incentive Plan(2)	1,483,000	$8.00	(3)	442,000
1992 Outside Directors’ Stock Option Plan	55,000	$4.55		—

Equity compensation plans not approved by shareholders:	—	—		—

Total:	1,538,000	$7.82	(3)	442,000

(1)	The shares are available for award grant purposes under the 2005 Plan and excludes shares listed under the column “Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights.”

(2)	The 2005 Plan amended and restated the 1998 Stock Option Plan in October 2005. To date, share-based awards granted under the 2005 Plan includes stock options and restricted stock units.

(3)	Excludes outstanding and unvested restricted stock unit awards, for which there is no exercise price.

Proposal 3

Ratification Of Selection Of Independent
Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2009 and has further directed that management submit the selection for ratification by the shareholders at the Annual Meeting. Burr, Pilger & Mayer LLP has audited the Company’s financial statements since its appointment on August 25, 2005. A representative of Burr, Pilger & Mayer LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require shareholder ratification of the selection of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of Burr, Pilger & Mayer LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

Principal Accountant Fees and Services

For the fiscal years ended March 31, 2008 and 2007, the Company’s independent registered public accounting firm, Burr, Pilger & Mayer LLP, billed the approximate fees set forth below. All fees included below were approved by the Audit Committee.

	Year Ended March 31,
	2008	2007

Audit Fees(1)	$614,000	$580,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	—

Total All Fees	$614,000	$580,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of its quarterly financial statements, including attestation services related to Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	All other fees consist of fees for products and services other than the services reported above.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by the independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has considered the role of Burr, Pilger & Mayer LLP in providing audit and audit-related services to Abaxis and has concluded that the rendering of the services other than audit services by Burr, Pilger & Mayer LLP is compatible with maintaining the principal accountant’s independence.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the annual meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to ratify the selection of Burr, Pilger & Mayer LLP. Although abstentions and broker “non-votes” are counted as present for purposes of a quorum, they will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

Security Ownership Of
Certain Beneficial Owners And Management

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of August 29, 2008 by: (i) each of the Named Executive Officers in the Summary Compensation Table appearing in this proxy statement; (ii) each of the Company’s directors; (iii) all of the Company’s executive officers and directors as a group and (iv) four holders of at least five percent of the Company’s common stock. The persons named in the table have sole or shared voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

		Percent of Abaxis
	Shares	Common Stock
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned	Owned(1)

Five Percent Holders:
Next Century Growth Investors, LLC.(3)	1,756,185	8.1%
Brown Capital Management, Inc.(4)	1,606,215	7.4%
Kayne Anderson Rudnick Investment Management, LLC(5)	1,491,156	6.8%
Wasatch Advisors, Inc.(6)	1,191,183	5.5%
Named Executive Officers(2):
Clinton H. Severson(7)	658,802	3.0%
Vladimir E. Ostoich, Ph.D.(8)	401,357	1.8%
Alberto R. Santa Ines(9)	122,990	*
Kenneth P. Aron, Ph.D.(10)	108,498	*
Christopher M. Bernard(11)	2,569	*
Outside Directors(2):
Richard J. Bastiani, Ph.D.(12)	78,000	*
Brenton G. A. Hanlon(13)	31,000	*
Prithipal Singh, Ph.D.(14)	29,000	*
Ernest S. Tucker, III, M.D.(15)	13,000	*
Henk J. Evenhuis(16)	21,000	*
Executive officers and directors as a group (12 persons)(17)	1,483,461	6.6%

*	Less than one percent.

(1)	The percentages shown in this column are calculated based on 21,782,417 shares of common stock outstanding on August 29, 2008 and includes shares of common stock that such person or group had the right to acquire on or within 60 days after that date, including, but not limited to, upon the exercise of options.

(2)	The business address of the beneficial owners listed is c/o Abaxis, Inc., 3240 Whipple Road, Union City, CA 94587.

(3)	Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2008 by Next Century Growth Investors, LLC., reporting shared power to vote and dispose of 1,756,185 shares. The business address for Next Century Growth Investors, LLC, Thomas L. Press and Donald M. Longlet is 5500 Wayzata Boulevard, Suite 1275, Minneapolis, MN 55416.

(4)	Based on information set forth in a Schedule 13G/A filed with the SEC on February 12, 2008 by Brown Capital Management, Inc., reporting sole power to vote and dispose of 728,600 and 1,606,215 shares, respectively. The business address for Brown Capital Management, Inc. is 1201 North Calvert Street, Baltimore, MD 21202.

(5)	Based on information set forth in a Schedule 13G filed with the SEC on February 11, 2008 by Kayne Anderson Rudnick Investment Management, LLC, reporting sole power to vote and dispose of 1,491,156 shares. The business address for Kayne Anderson Rudnick Investment Management, LLC is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.

(6)	Based on information set forth in a Schedule 13G/A filed with the SEC on February 11, 2008 by Wasatch Advisors, Inc., reporting sole power to vote and dispose of 1,191,183 shares. The business address for Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, UT 84111.

(7)	Includes:

•	378,485 shares held by Mr. Severson; and

•	280,317 shares subject to stock options exercisable by Mr. Severson within 60 days of August 29, 2008.

(8)	Includes:

•	97,774 shares held by Dr. Ostoich;

•	26,355 shares held by Dr. Ostoich’s IRA;

•	22,400 shares held by Mrs. Ostoich’s IRA;

•	117,328 shares held by the Vladimir Ostoich and Liliana Ostoich Trust Fund, for the benefit of Dr. Ostoich and his wife; and

•	137,500 shares subject to stock options exercisable by Dr. Ostoich within 60 days of August 29, 2008.

(9)	Includes:

•	20,558 shares held by Mr. Santa Ines; and

•	102,432 shares subject to stock options exercisable by Mr. Santa Ines within 60 days of August 29, 2008.

(10)	Includes:

•	10,889 shares held by Dr. Aron; and

•	97,609 shares subject to stock options exercisable by Dr. Aron within 60 days of August 29, 2008.

(11)	Reflects 2,569 shares held by Mr. Bernard.

(12)	Includes:

•	54,000 shares held by Dr. Bastiani; and

•	24,000 shares subject to stock options exercisable by Dr. Bastiani within 60 days of August 29, 2008.

(13)	Includes:

•	3,000 shares held by Mr. Hanlon; and

•	28,000 shares subject to stock options exercisable by Mr. Hanlon within 60 days of August 29, 2008.

(14)	Includes:

•	7,000 shares held by Dr. Singh; and

•	22,000 shares subject to stock options exercisable by Dr. Singh within 60 days of August 29, 2008.

(15)	Reflects 13,000 shares subject to stock options exercisable by Dr. Tucker within 60 days of August 29, 2008.

(16)	Includes:

•	3,000 shares held by Mr. Evenhuis; and

•	18,000 shares subject to stock options exercisable by Mr. Evenhuis within 60 days of August 29, 2008.

(17)	Includes:

•	747,287 shares held by all executive officers and directors as a group; and

•	736,174 shares subject to stock options exercisable by all executive officers and directors as a group within 60 days of August 29, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2008, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except with respect to one late report filing, covering one transaction, by Mr. Donald Wood, an executive officer.

Executive Compensation

Compensation Discussion and Analysis

Overview

The goals of our executive compensation program are to attract, retain, motivate and reward executive officers who contribute to our success and to incentivize these executives on both a short-term and long-term basis to achieve our business objectives. This program combines cash and equity awards in the proportions that we believe will motivate our executive officers to increase shareholder value over the long-term.

Our executive compensation program is designed to achieve the following objectives:

•	to align our executive compensation with our strategic business objectives;

•	to align the interests of our executive officers with both short-term and long-term shareholder interests; and

•	to place a substantial portion of our executives’ compensation at risk such that actual compensation depends on both overall company performance and individual performance.

Executive Compensation Program Objectives and Framework

Our executive compensation program has three primary components: (1) base salary, (2) annual cash incentive bonus and (3) equity grants. Base salaries for our executive officers are a minimum fixed level of compensation consistent with or below competitive market practice. Annual cash incentive bonuses awarded to our executive officers are intended to incentivize and reward achievement of financial, operating and strategic objectives during the fiscal year. Equity grants awarded to our executive officers are designed to ensure that incentive compensation is linked to our long-term company performance, promote retention and to align our executives’ long-term interests with shareholders’ long-term interests. Our executive officers’ total potential cash compensation is heavily weighted toward annual cash incentive bonuses, because our Compensation Committee and Board of Directors believes this weighting best aligns the interests of our executive officers with that of shareholders generally.

Executive compensation is reviewed annually by our Compensation Committee and Board of Directors, and adjustments are made to reflect company objectives and competitive conditions. Generally, base salaries are adjusted effective May 1 of each year. We also offer our executive officers participation in our 401(k) plan, health care insurance, flexible spending accounts and certain other benefits available generally to all full-time employees.

Role of Our Compensation Committee

Our Compensation Committee, which operates under a written charter adopted by the Board of Directors, is primarily responsible for reviewing and recommending to the Board of Directors for approval the compensation arrangements for our executive officers and directors. In carrying out these responsibilities, the Compensation Committee shall review all components of executive officer and director compensation for consistency with the Compensation Committee’s compensation philosophy as in effect from time to time. In connection with their review and recommendations, our Compensation Committee also considers the recommendations of our Chief Executive Officer, Mr. Clinton Severson. Our Compensation Committee gives considerable weight to Mr. Severson’s recommendations because of his direct knowledge of each executive officer’s performance and contribution to our financial performance. However, Mr. Severson does not participate in the determination of his own compensation. No other executive officers participate in the determination or recommendation of the amount or form of executive officer compensation, except the Company’s Chief Financial Officer as discussed below. Our Compensation Committee does not delegate any of its functions in determining executive and/or director compensation. To date, our Compensation Committee has not established any formal policies or guidelines for allocating compensation between long-term and currently paid out compensation, cash and non-cash compensation, or among different forms of non-cash compensation.

Our Compensation Committee may discuss with our Chief Executive Officer or Chief Financial Officer our financial, operating and strategic business objectives, bonus targets or performance goals. The Compensation Committee reviews and determines the appropriateness of the financial measures and performance goals, as well as assesses the degree of difficulty in achieving specific bonus targets and performance goals. The Compensation Committee then presents its recommendation for executive compensation to the Board of Directors for final review and approval. Typically, these recommendations are made to our Board of Directors during the first quarter of the ensuing fiscal year.

From time to time, our Compensation Committee may engage an independent compensation advisor to obtain competitive compensation data. In March 2006, we retained the independent compensation consulting firm of Top Five Data Services, Inc. (“Top Five”) to, among other things, help identify appropriate peer group companies and to obtain and evaluate executive compensation data for these companies, and took its recommendations into account in setting fiscal 2007 executive compensation. We did not engage another compensation consultant, or request additional recommendations from Top Five, in connection with our determination of fiscal 2008 or fiscal 2009 executive compensation because our Compensation Committee and Board of Directors determined that many of the recommendations made by Top Five with respect to fiscal 2007 continued to be relevant for fiscal 2008 and fiscal 2009. Our Compensation Committee and Board of Directors may engage compensation consultants in the future as they deem it to be necessary or appropriate.

Competitive Benchmarking

In April 2006, Top Five, in consultation with our Compensation Committee, compared our senior management compensation to the senior management compensation at a group of 19 companies (the “Compensation Peer Group”). This Compensation Peer Group represented similarly-situated medical device and diagnostic companies that were identified by Top Five Data Services, Inc. as companies with similar financial growth and as competitors for executive talent. The following companies comprised the Compensation Peer Group:

Abiomed	Conceptus	Palomar Medical Technologies
Adeza Biomedical	Cutera	Surmodics
Angiodynamics	Digene	Thoratec
Aspect Medical Systems	Intralase	Vivus
ATS Medical	Kensey Nash	VNUS Medical Technologies
Biosite	Meridian Bioscience
Cholestech	Orasure Technologies

Top Five measured our relative performance against the Compensation Peer Group over one and three year periods based on the following three financial metrics:

•	total shareholder return;

•	revenue; and

•	EBITDA (earnings before income tax, depreciation and amortization).

The market data obtained regarding the Compensation Peer Group was considered by the Compensation Committee in its fiscal 2008 and fiscal 2009 executive compensation decisions.

Compensation Determinations

The Compensation Committee did not target executive compensation in fiscal 2008 and fiscal 2009 to any specific benchmarks against the Compensation Peer Group, but did generally target total compensation to be competitive with companies in the Compensation Peer Group with similar financial growth rates based on the compensation information for the Compensation Peer Group in fiscal 2006. However, our executive officers’ total potential cash compensation is more heavily weighted toward annual cash incentive bonuses than most companies in the Compensation Peer Group. In addition to any competitive benchmarks the Compensation Committee deems relevant, the Compensation Committee also considers the recommendations from our Chief Executive Officer regarding the compensation of our executive officers who report directly to him. These recommendations generally include annual adjustments to compensation levels, an assessment of each executive officer’s overall individual contribution, scope of responsibilities and level of experience.

Elements of Compensation

Base Salary

We provide an annual base salary to each of our executive officers, including each of the Named Executive Officers listed on the Summary Compensation Table beginning on page 38, (the “Named Executive Officers”). Each base salary is reviewed annually by the Compensation Committee and adjusted for the ensuing year based on both (i) an evaluation of individual job performance during the prior year, and (ii) an evaluation of the compensation levels of similarly-situated executive officers at the Compensation Peer Group and in our industry generally. In determining fiscal 2008 and fiscal 2009 base salaries for our Named Executive Officers our Compensation Committee generally targeted salaries to be between the 25th and 50th percentile of the Compensation Peer Group. Our Compensation Committee considered this 25th and 50th percentile range as a general guideline for the appropriate level of potential salaries, but did not attempt to specifically match this or any other percentile. Our Compensation Committee also considered the recommendations of the Chief Executive Officer regarding the compensation of each of the Named Executive Officers who reported directly to him. However, the Compensation Committee and our Board of Directors did not base their considerations on any single factor but rather considered a mix of factors and evaluated individual salaries against that mix.

Based on the recommendations of the Compensation Committee, our Board of Directors approved the following base salaries (effective May 1, 2007 for fiscal 2008 and April 1, 2008 for fiscal 2009) for our Named Executive Officers:

	Fiscal 2008	Fiscal 2009
Named Executive Officer	Base Salary	Base Salary

Clinton H. Severson	$338,000	$360,000
Alberto R. Santa Ines	$185,000	$200,000
Kenneth P. Aron, Ph.D.	$193,000	$210,000
Vladimir E. Ostoich, Ph.D.	$203,000	$210,000
Christopher M. Bernard	$175,000	$185,000

Our Board of Directors set such increased salaries after considering a peer company analysis of total compensation for executive officers prepared in April 2006 by Top Five and the recommendations of the Compensation Committee. The Compensation Committee recommended that we increase base salaries in amounts designed to reward each of the Named Executive Officers for their performance in the prior year while maintaining base salaries at an appropriately competitive level. Our Compensation Committee did not use any specific formula based on the factors described above to determine the final base salary levels for each Named Executive Officer. For fiscal 2009, Dr. Aron received an increase of 8.8% in his base salary upon his promotion to Chief Technology Officer. Fiscal 2008 and 2009 base salary increases for the Named Executive Officers were as follows:

	Fiscal 2008	Fiscal 2009
	Percent Increase in	Percent Increase in
Named Executive Officer	Base Salary	Base Salary

Clinton H. Severson	4.0%	6.5%
Alberto R. Santa Ines	5.7%	8.1%
Kenneth P. Aron, Ph.D.	4.3%	8.8%
Vladimir E. Ostoich, Ph.D.	4.1%	3.5%
Christopher M. Bernard	16.7%	5.7%

Annual Cash Incentive Bonus

Our annual cash incentive bonus program is an “at-risk” compensation arrangement designed to provide market competitive cash incentive opportunities that reward our executive officers for the achievement of key financial performance goals that we believe are important for us in creating long-term shareholder value. Most importantly, the program is structured to achieve our overall objective of tying this element of compensation to the attainment of company performance goals that will contribute to our financial success and create shareholder value.

Our annual cash incentive bonus paid to each executive officer, including each of our Named Executive Officers, is primarily based upon Abaxis achieving two equally-weighted financial performance goals, quarterly net sales and quarterly pre-tax income. Additionally, the bonus targets established by the Compensation Committee require executive officers to increase annual corporate financial performance during the applicable fiscal year, compared to our previous year’s actual financial results. Accordingly, meeting the bonus targets is highly challenging and requires executive officers to improve financial performance on a year-over-year basis and, thus, a substantial portion of our executive officers’ compensation is at risk if corporate financial results are not achieved during a particular fiscal year. In addition to meeting financial goals, we must not exceed a certain failure rate on our reagents discs in order for cash incentives to be paid to our executive officers. However, our Compensation Committee has the discretion to grant bonuses even if these performance goals are not met.

For fiscal 2008, our Compensation Committee generally targeted total cash compensation to be at or above the 75th percentile of the Compensation Peer Group. Our Compensation Committee considered this 75th percentile target as a general guideline for the appropriate level of potential cash bonus compensation, but did not attempt to specifically match this or any other percentile. In April 2007, our Board of Directors approved the fiscal 2008 target bonus levels for our executive officers. The following table summarizes the fiscal 2008 target bonus amounts and the bonus amounts awarded for fiscal 2008 for our Named Executive Officers:

	Fiscal 2008	Fiscal 2008
Named Executive Officer	Target Bonus	Bonus Awarded

Clinton H. Severson	$480,000	$456,000
Alberto R. Santa Ines	$275,000	$261,250
Kenneth P. Aron, Ph.D.	$275,000	$261,250
Vladimir E. Ostoich, Ph.D.	$275,000	$261,250
Christopher M. Bernard	$250,000	$231,250

Payment of the target bonus is equally weighted between achievement of our quarterly net sales performance goal and our quarterly pre-tax income performance goal. For fiscal 2008, bonuses were earned only if we achieved at least 90% of one or more of our pre-established quarterly net sales and/or quarterly pre-tax income goals. After the initial threshold is met, the amount of the target bonus paid is based on a sliding scale relative to the proportionate achievement of the performance goals. If we achieve 90% of only one performance goal, the payout would be limited to 25% of the aggregate target bonus. For each 1% above 90% of that performance goal, the payout would increase by 2.5% for the aggregate target bonus. The target bonus will be fully earned if at least 100% of both performance goals are achieved. For each 1% above 100% of a performance goal, the payout would increase by 1.5% for the aggregate target bonus. The maximum potential bonus payout is 200% of the target bonus, provided we achieve greater than 133% of at least one of the performance goals. Assuming targets are reached, the bonus payments are paid as follows: 15% of the applicable bonus amount for the first quarter, 25% in the second and third quarters, and 35% in the fourth quarter. At the end of the fourth quarter, the final amount of the bonus earned will be adjusted to reflect overall performance against the year. For the Named Executive Officers, excluding Mr. Bernard, our Vice President of Sales and Marketing for the Domestic Medical Market, the financial targets for fiscal 2008 were based on the company’s annual net sales and pre-tax income goals. Based on these pre-established goals, our other Named Executive Officers received 95% of their target bonus awards for fiscal 2008. Since Mr. Bernard’s responsibility is to manage the sales in the domestic medical market, his financial targets for fiscal 2008 were based on sales for the domestic medical market and on the company’s annual pre-tax income goals. Based on these pre-established goals, Mr. Bernard received 92.5% of his target bonus awards for fiscal 2008.

For fiscal 2009, our Compensation Committee recommended to our Board of Directors that we increase target bonuses in amounts designed to reward each of the Named Executive Officers for their performance in fiscal 2008 while maintaining total compensation at an appropriately competitive level. In April 2008, our Board of Directors approved the fiscal 2009 target bonus levels for our executive officers based on a reasonable increase of approximately 9.0-10.0% over the prior year at an appropriately competitive level in the industry. The following table summarizes the fiscal 2009 target bonus amounts for our Named Executive Officers:

Fiscal 2009
Named Executive Officer	Target Bonus

Clinton H. Severson	$525,000
Alberto R. Santa Ines	$300,000
Kenneth P. Aron, Ph.D.	$300,000
Vladimir E. Ostoich, Ph.D.	$300,000
Christopher M. Bernard	$275,000

We expect payment of the target bonus, as identified above, to continue to be equally weighted at 50% for achievement of our quarterly net sales performance goal and 50% for achievement of our quarterly pre-tax income performance goal. For fiscal 2009, bonuses will only be earned if we achieve at least 90% of one or more of our pre-established quarterly net sales and/or quarterly pre-tax income goals during fiscal 2009. After the initial threshold is met, the amount of the target bonus paid will be based on a sliding scale relative to the proportionate achievement of the performance goals. If we achieve 90% of only one performance goal, the payout would be limited to 25% of the aggregate target bonus. For each 1% above 90% of that performance goal, the payout would increase by 2.5% for the aggregate target bonus. The target bonus will be fully earned if at least 100% of both performance goals are achieved. For each 1% above 100% of a performance goal, the payout would increase by 1.5% for the aggregate target bonus. The maximum potential bonus payout is 200% of the target bonus, provided we achieve greater than 133% of at least one of the performance goals. Assuming targets are reached, we expect that the bonus payments will be paid as follows: 15% of the applicable bonus amount for the first quarter, 25% in the second and third quarters, and 35% in the fourth quarter. At the end of the fourth quarter of fiscal 2009, the final payment will be adjusted to reflect overall performance against the year. Our Compensation Committee and Board of Directors have the discretion to adjust the parameters and performance goals for payment of these annual performance bonuses.

We do not currently have a formal policy regarding adjustments or recovery of awards or payments following a restatement of financial performance targets. In such a circumstance, the Compensation Committee would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the restatement.

Long-term Equity Incentive Compensation

Under our 2005 Equity Incentive Plan, we are permitted to award stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares, performance units, deferred compensation awards or other share-based awards. Beginning in fiscal 2007, we began granting restricted stock units to our executive officers in lieu of other forms of equity-based grants. Prior to fiscal 2007, equity-based grants to our executive officers comprised solely of stock options. There were no equity grants to our current Named Executive Officers in fiscal 2006. Equity grants to our Named Executive Officers in fiscal 2008 and fiscal 2009 are discussed below. We do not currently have stock ownership guidelines for our executive officers.

Stock Options

Prior to fiscal 2007, a substantial portion of our executive compensation arrangement consisted of long-term incentive grants, comprising of stock options. We granted stock options with an exercise price equal to the fair market value of our common stock on the grant date. Accordingly, our executive officers only realize actual compensation value if our shareholders realize value. In addition, we believe the stock options granted to executive officers created retention incentives as the stock options vested over a period of four years based on cliff-vesting terms only as long as executive officers remained an employee with us. For the unvested stock options granted prior to April 1, 2006, we are required to recognize share-based compensation expense over the vesting period in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” which we adopted in fiscal 2007 using the modified prospective method.

Restricted Stock Units

Fiscal 2008 Restricted Stock Unit Grants.  In fiscal 2007, we granted restricted stock units with performance acceleration. Our Board of Directors believed that this form of long-term equity incentive will help ensure executive retention and more directly link executive pay to company financial performance. The four-year time-based vesting of the restricted stock units granted in fiscal 2007 accelerates if certain performance criteria are exceeded during the performance period. For a discussion of the performance criteria, see the table entitled “Outstanding Equity Awards at Fiscal Year End 2008” below. The Compensation Committee approves all restricted stock unit grants to our Named Executive Officers and other executive officers.

In May 2007, after considering an analysis of total compensation for our Named Executive Officers and upon the recommendation of our Compensation Committee, our Board of Directors granted 50,000 restricted stock units to our Chief Executive Officer and 20,000 restricted stock units to each of our other Named Executive Officers. The value of these equity grants was approximately $1.1 million for our Chief Executive Officer and approximately $423,000 for each of our other Named Executive Officers. The Compensation Committee believed that these grants of restricted stock units were appropriate based on our financial performance over the prior year. The four-year time-based vesting terms of the fiscal 2008 restricted stock unit awards are as follows:

•	five percent vesting after the first year of continuous employment;

•	additional ten percent after the second year of continuous employment;

•	additional 15 percent after the third year of continuous employment; and

•	the remaining 70 percent after the fourth year of continuous employment.

Time-based vesting terms is intended to provide retention for our executive officers as the awards vest based on continuous employment. Unlike the fiscal 2007 restricted stock units, these restricted stock units are not subject to performance-based acceleration. Our Compensation Committee believed that retention of the Named Executive Officers was key to our success and that these additional restricted stock units would be more likely, given the time-based vesting schedule of the restricted stock units, to maximize retention of our Named Executive Officers without performance-based acceleration milestones.

Fiscal 2009 Restricted Stock Unit Grants.  In April 2008, after considering an analysis of total compensation for our Named Executive Officers and upon the recommendation of the Compensation Committee, our Board of Directors granted 50,000 restricted stock units to our Chief Executive Officer and 20,000 restricted stock units to each of our other Named Executive Officers. The Compensation Committee believed that these grants of restricted stock units were appropriate based on our financial performance over the prior year. The fiscal 2009 restricted stock unit awards vest in the same manner as the fiscal 2008 restricted stock unit awards discussed above. The fiscal 2009 restricted stock units are also not subject to performance-based acceleration. Our Compensation Committee believed that retention of the Named Executive Officers was key to our success and that these additional restricted stock units would be more likely, given the time-based vesting schedule of the restricted stock units, to maximize retention of our Named Executive Officers without performance-based acceleration milestones.

Other Compensation and Benefits

We do not provide any of our executive officers with any material perquisites. Currently, all benefits offered to our executive officers, including an opportunity to participate in our 401(k) plan, medical, dental, vision, life insurance, disability coverage and flexible spending accounts, are also available on a non-discriminatory basis to other full-time employees. We also provide vacation and other paid holidays to all full-time employees, including our Named Executive Officers.

Employment Agreements

In August 2005, we entered into an employment agreement with Clinton H. Severson, our President and Chief Executive Officer, which provides Mr. Severson with a severance payment equal to two years of salary, bonus and benefits if his employment with us is terminated for any reason other than cause. Certain severance benefits provided pursuant to the Severance Plan (described below in “Change in Control Agreements”) with respect to a change of control supersede those provided pursuant to the employment agreement. None of our other executives have employment agreements with us.

Change in Control Agreements

In July 2006, our Board of Directors, after considering a change of control program analysis from the Compensation Peer Group prepared by Top Five and upon the recommendation of our Compensation Committee, approved and adopted the Abaxis, Inc. Executive Change of Control Severance Plan (the “Severance Plan”). The Severance Plan was adopted by our Board of Directors to reduce the distraction of executives and potential loss of executive talent that could arise from a potential change of control. Participants in the Severance Plan include Abaxis’ senior managers who are selected by the Board of Directors. Our Board of Directors has designated the following executive officers as participants in the Severance Plan: Clinton H. Severson, our Chairman, President and Chief Executive Officer; Alberto R. Santa Ines, our Chief Financial Officer and Vice President of Finance; Vladimir E. Ostoich, Ph.D., our Vice President of Government Affairs and Vice President of Marketing for the Pacific Rim; Kenneth P. Aron, Ph.D., our Vice President of Research and Development; Christopher M. Bernard, our Vice President of Sales and Marketing for the Domestic Medical Market; and Martin V. Mulroy, our Vice President of Veterinary Sales and Marketing for North America. In addition, our Board of Directors designated Donald P. Wood, our Vice President of Operations, as a participant in the Severance Plan beginning with the fiscal year ending March 31, 2009.

The Severance Plan provides that upon the occurrence of a change of control a participant’s outstanding stock option(s) and restricted stock units will accelerate in full, and any such stock awards shall become immediately exercisable at the closing of the change of control event.

In addition, the Severance Plan provides that, if the participant’s employment is terminated by us (or any successor of Abaxis) for any reason other than cause, death, or disability within 18 months following the change of control date, the participant is eligible to receive severance benefits as follows:

•	a lump sum payment equal to two times the sum of the participant’s annual base salary and the participant’s target annual bonus amount for the year in which the change of control occurs;

•	a lump sum payment relating to all options or equity instruments, which were not exercised as of the termination date, in an amount equal to the difference between the share price established in the change of control transaction and the exercise price of the instrument;

•	payment of 24 months of premiums for medical, dental, disability and life insurance benefits, provided, however, that if the participant becomes eligible to receive comparable benefits under another employer’s plan, the Company’s benefits shall be secondary to those provided under such other plan; and

•	payment of an amount equal to any excise tax imposed under Section 4999 of the Code.

Payment of the foregoing severance benefits is conditioned upon the participant’s execution of a valid and effective release of claims against us.

Tax Considerations

Deductibility of Executive Compensation

We have considered the provisions of Section 162(m) of the Code and related Treasury Regulations which restrict deductibility of executive compensation paid to our Named Executive Officers and our other executive officers holding office at the end of any year to the extent such compensation exceeds $1.0 million for any of such officers in any year and does not qualify for an exception under the statute or regulations. The Compensation Committee endeavors to maximize deductibility of compensation under Section 162(m) of the Code to the extent practicable while maintaining a competitive, performance-based compensation program. However, tax consequences, including tax deductibility, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing of various decisions by officers regarding stock options) which are beyond the control of both the company and our Compensation Committee. In addition, our Compensation Committee believes that it is important to retain maximum flexibility in designing compensation programs that meet its stated business objectives. For these reasons, our Compensation Committee, while considering tax deductibility as a factor in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. Our Compensation Committee will continue to consider alternative forms of compensation, consistent with its compensation goals that preserve deductibility. The Compensation Committee does not believe that the components of our compensation will be likely to exceed $1.0 million by a material amount for any affected executive officer in the near future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for fiscal 2008 and 2007, the compensation awarded or paid to, or earned by, our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers at March 31, 2008 (collectively, the “Named Executive Officers”).

					Non-Equity
			Stock	Option	Incentive Plan	All Other
	Fiscal	Salary	Awards	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)(1)	($)(1)	($)(2)	($)(3)		($)

Clinton H. Severson	2008	336,500	253,941	1,099	456,000	11,535	(4)	1,059,075
President, Chief Executive	2007	323,500	101,040	8,603	500,250	13,823	(4)	947,216
Officer and Chairman of the Board
Alberto R. Santa Ines	2008	183,846	64,597	879	261,250	10,972	(5)	521,544
Chief Financial Officer and Vice President of Finance	2007	174,008	22,453	8,997	287,500	13,227	(5)	506,185
Kenneth P. Aron, Ph.D.	2008	192,077	64,597	879	261,250	20,753	(6)	539,556
Vice President of	2007	184,054	22,453	6,882	287,500	22,592	(6)	523,481
Research and Development(7)
Vladimir E. Ostoich, Ph.D.	2008	202,077	64,597	879	261,250	16,599	(8)	545,402
Vice President of Government Affairs and	2007	194,100	22,453	6,882	287,500	17,013	(8)	527,948
Vice President of Marketing for the Pacific Rim
Christopher M. Bernard	2008	172,115	64,597	—	231,250	22,256	(10)	490,218
Vice President of Sales and Marketing for the Domestic Medical Market(9)

(1)	Amounts listed in this column represent the compensation cost recognized by us for financial statement reporting purposes for fiscal 2008 and 2007 related to stock options and restricted stock unit awards granted to the Named Executive Officers during fiscal 2008 and 2007 and prior to fiscal 2007. These amounts have been calculated in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123(R)”). For a discussion of the assumptions used in determining the fair value of awards of stock options and restricted stock units in the above table, see Note 10 of the Notes to Financial Statements included in our Annual Report on Form 10-K filed with the SEC on June 13, 2008.

(2)	Represents aggregate cash performance bonuses earned during each fiscal year based on achievement of corporate financial performance goals, as described under “Executive Compensation — Compensation Discussion and Analysis” above. These bonuses were paid in four quarterly installments within one month following the end of the applicable quarter. Amounts do not include bonuses paid during a fiscal year, with respect to bonuses earned in a prior fiscal year.

(3)	Amounts listed are based upon our actual costs expensed in connection with such compensation.

(4)	In fiscal 2008, consists of $4,378 in supplemental health plan expenses reimbursed by us, $780 in group life insurance paid by us, $752 in disability insurance premiums paid by us and $5,625 in matching contributions made by us to Mr. Severson’s 401(k) account. In fiscal 2007, consists of $4,366 in supplemental health plan expenses reimbursed by us, $780 in group life insurance paid by us, $812 in disability insurance premiums paid by us and $7,865 in matching contributions made by us to Mr. Severson’s 401(k) account.

(5)	In fiscal 2008, consists of $4,490 in supplemental health plan expenses reimbursed by us, $420 in group life insurance paid by us, $437 in disability insurance premiums paid by us and $5,625 in matching contributions made by us to Mr. Santa Ines’ 401(k) account. In fiscal 2007, consists of $4,505 in supplemental health plan expenses reimbursed by us, $420 in group life insurance paid by us, $437 in disability insurance premiums paid by us and $7,865 in matching contributions made by us to Mr. Santa Ines’ 401(k) account.

(6)	In fiscal 2008, consists of $14,222 in supplemental health plan expenses reimbursed by us, $444 in group life insurance paid by us, $462 in disability insurance premiums paid by us and $5,625 in matching contributions made by us to Mr. Aron’s 401(k) account. In fiscal 2007, consists of $14,186 in supplemental health plan expenses reimbursed by us, $444 in group life insurance paid by us, $462 in disability insurance premiums paid by us and $7,500 in matching contributions made by us to Mr. Aron’s 401(k) account.

(7)	Dr. Aron was promoted to Chief Technology Officer in April 2008.

(8)	In fiscal 2008, consists of $10,043 in supplemental health plan expenses reimbursed by us, $444 in group life insurance paid by us, $487 in disability insurance premiums paid by us and $5,625 in matching contributions made by us to Mr. Ostoich’s 401(k) account. In fiscal 2007, consists of $10,058 in supplemental health plan expenses reimbursed by us, $468 in group life insurance paid by us, $487 in disability insurance premiums paid by us and $6,000 in matching contributions made by us to Mr. Ostoich’s 401(k) account.

(9)	Mr. Bernard was not a Named Executive Officer for fiscal 2007.

(10)	In fiscal 2008, consists of $14,222 in supplemental health plan expenses reimbursed by us, $360 in group life insurance paid by us, $375 in disability insurance premiums paid by us and $7,299 in matching contributions made by us to Mr. Bernard’s 401(k) account.

Salary and Bonus in Proportion to Total Compensation.  The following table sets forth the percentage of base salary and annual cash incentive bonus earned by each Named Executive Officer as a percentage of total compensation for fiscal 2008.

		Annual Cash
	Base Salary	Incentive Bonus
	as a Percentage of	as a Percentage of
Named Executive Officer	Total Compensation	Total Compensation

Clinton H. Severson	32%	43%
Alberto R. Santa Ines	35%	50%
Kenneth P. Aron, Ph.D.	36%	48%
Vladimir E. Ostoich, Ph.D.	37%	48%
Christopher M. Bernard	35%	47%

CEO Employment Agreement.  In August 2005, we entered into an employment agreement with Clinton H. Severson, our President and Chief Executive Officer, which provides Mr. Severson with a severance payment equal to two years of salary, bonus and benefits if his employment with us is terminated for any reason other than cause. Certain severance benefits provided pursuant to the Severance Plan (described above in “Change of Control Agreements”) with respect to a change of control supersede those provided pursuant to the employment agreement. None of our other executives have employment agreements with us.

Grants of Plan-Based Awards in Fiscal 2008

The following table sets forth the grants of plan-based awards to our Named Executive Officers during fiscal 2008.

								All Other
								Stock
								Awards:	Grant Date
								Number of	Fair Value of
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Stock and
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			Stock or	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)(2)	(#)	($)(3)

Clinton H. Severson	5/15/2007						50,000	—	1,056,500
		120,000	480,000	960,000
Alberto R. Santa Ines	5/15/2007						20,000	—	422,600
		68,750	275,000	550,000
Kenneth P. Aron, Ph.D.	5/15/2007						20,000	—	422,600
		68,750	275,000	550,000
Vladimir E. Ostoich, Ph.D.	5/15/2007						20,000	—	422,600
		68,750	275,000	550,000
Christopher M. Bernard	5/15/2007						20,000	—	422,600
		62,500	250,000	500,000

(1)	Actual cash performance bonuses, which were approved by the Board of Directors upon recommendation by the Compensation Committee based on achievement of corporate financial performance goals for fiscal 2008, were paid in four quarterly installments within one month following the end of the applicable quarter and are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.

(2)	Each of the equity-based awards reported in the “Grants of Plan-Based Awards” table was granted under, and is subject to, the terms of our 2005 Equity Incentive Plan. The time-based vesting schedule of restricted stock unit grants during fiscal 2008 are described above in “Restricted Stock Units.”

(3)	Represents the fair value of the restricted stock unit award on the date of grant, pursuant to SFAS No. 123(R). See Note 10 of the Notes to Financial Statements included in our Annual Report on Form 10-K filed with the SEC on June 13, 2008 for additional information.

Outstanding Equity Awards at Fiscal Year End 2008

The following table shows, for the fiscal year ended March 31, 2008, certain information regarding outstanding equity awards at fiscal year end for our Named Executive Officers.

	Option Awards				Stock Awards
							Equity
							Incentive	Equity
							Plan	Incentive Plan
							Awards:	Awards:
						Market	Number of	Market or
	Number of				Number	Value of	Unearned	Payout Value
	Securities	Number of			of Shares	Shares or	Shares,	of Unearned
	Underlying	Securities			or Units	Units of	Units or	Shares, Units
	Unexercised	Underlying			of Stock	Stock	Other	or Other
	Options	Unexercised	Option		That	That	Rights That	Rights That
	(#)	Options	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Exercisable	(#)	Price	Expiration	Vested	Vested	Vested	Vested
Name	(1)	Unexercisable	($)(2)	Date	(#)	($)	(#)	($)(3)

Clinton H. Severson	70,000	—	1.5625	1/26/2009
	150,000	—	4.87	4/24/2011
	10,417	—	3.85	4/22/2013
	50,000 (4)	—	21.65	4/20/2014
		—					38,000 (5)	880,460
							47,500 (5)	1,100,575
							50,000 (6)	1,158,500
Alberto R. Santa Ines	37,432	—	3.00	7/23/2012
	25,000	—	3.85	4/22/2013
	40,000 (4)	—	21.65	4/20/2014			19,000 (5)	440,230
							20,000 (6)	463,400
Kenneth P. Aron, Ph.D.	3,109	—	7.5625	2/7/2010
	50,000	—	6.31	10/31/2010
	4,500	—	5.47	7/24/2011
	40,000 (4)	—	21.65	4/20/2014			19,000 (5)	440,230
							20,000 (6)	463,400
Vladimir E. Ostoich, Ph.D.	25,000	—	1.875	10/26/2008
	25,000	—	2.25	4/27/2009
	16,000	—	8.125	1/25/2010
	9,500	—	5.47	7/24/2011
	40,000	—	3.85	4/22/2013
	22,000 (4)	—	21.65	4/20/2014
							19,000 (5)	440,230
							20,000 (6)	463,400
Christopher M. Bernard							19,000 (5)	440,230
							20,000 (6)	463,400

(1)	Options granted to the Named Executive Officers expire ten years after the grant date. All options vest one-fourth on the first anniversary date of grant and vests at a rate of 1/48th for each full month thereafter, except as otherwise noted.

(2)	Represents the fair value of our common stock on the grant date of the option.

(3)	The value of the equity award is based on the closing price of our common stock of $23.17 on March 31, 2008, as reported on the Nasdaq Global Select Market.

(4)	These options were accelerated in full by our Board of Directors and became fully vested on December 5, 2005. However, pursuant to a lock-up and consent agreement entered into with each of our Named Executive Officers, these options may not be exercised prior to the date on which the exercise would have been permitted under the vesting schedule set forth in footnote 1, or earlier upon the Named Executive Officer’s last day of employment or a change in control. On April 20, 2008, the restrictions under the lock-up and consent agreements expired and 100% of these shares became exercisable.

(5)	The four-year time-based vesting terms of the restricted stock units is as follows, assuming continuous employment: five percent of the shares vest on April 25, 2007; ten percent of the shares vest on April 25, 2008; 15 percent of the shares vest on April 25, 2009; and 70 percent of the shares vest on April 25, 2010. Additionally, these restricted stock unit awards are also subject to accelerated vesting upon achieving the following performance-based milestones:

•	upon attainment of certain pre-tax income goals by March 31, 2007, vesting will accelerate to an aggregate of 25% within one year from grant date; by March 31, 2008, vesting will accelerate to an aggregate of 25% within two years from grant date; by March 31, 2009, vesting will accelerate to an aggregate of 30%, within three years of grant date; hence, meeting pre-tax income goals in each of the fiscal years ended March 31, 2007, 2008 and 2009 can result in a cumulative vesting of 80% over three years;

•	upon attainment of certain product development objectives prior to June 30, 2007, an additional vesting of 10% would be awarded;

•	upon satisfaction of certain regulatory requirements prior to March 31, 2008, an additional vesting of 10% would be awarded; or

•	upon attainment of a certain level of operating income per share for any fiscal year during the four-year vesting period, the restricted stock units will accelerate in full.

To date, none of the foregoing performance-based milestones required for acceleration has been achieved. In each case, vesting of the equity award is conditioned upon the Named Executive Officer’s continuous employment through the applicable vesting date.

(6) The four-year time-based vesting terms of the restricted stock units is as follows, assuming continuous employment: five percent of the shares vest on April 30, 2008; ten percent of the shares vest on April 30, 2009; 15 percent of the shares vest on April 30, 2010; and 70 percent of the shares vest on April 30, 2011.

Option Exercises and Stock Vested in Fiscal 2008

The following table shows all shares of common stock acquired upon exercise of stock options and value realized upon exercise, and all stock awards vested and value realized upon vesting, held by our Named Executive Officers during fiscal 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized
	Exercise	Exercise	Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)

Clinton H. Severson	70,000	2,200,160	4,500	102,735
Alberto R. Santa Ines	62,568	1,347,913	1,000	22,830
Kenneth P. Aron, Ph.D.	59,391	1,011,227	1,000	22,830
Vladimir E. Ostoich, Ph.D.	56,000	817,289	1,000	22,830
Christopher M. Bernard	—	—	1,000	22,830

(1)	The value realized equals the difference between the option exercise price and the fair market value of our common stock on the date of exercise, as reported on the NASDAQ Global Market, multiplied by the number of shares for which the option was exercised.

(2)	The value realized on vesting of restricted stock units equals the fair market value of our common stock on the settlement date, multiplied by the number of shares that vested.

Severance and Change in Control Agreements

Employment Agreement

In August 2005, we entered into an employment agreement with Clinton H. Severson, our President and Chief Executive Officer, which provides Mr. Severson with a severance payment equal to two years of salary, bonus and benefits if his employment with us is terminated for any reason other than cause. Certain severance benefits provided pursuant to the Severance Plan (described below in “Change of Control Agreements”) with respect to a change of control supersede those provided pursuant to the employment agreement. None of our other executives have employment agreements with us.

Executive Change of Control Severance Plan

In July 2006, our Board of Directors, after considering a change of control program analysis from the Compensation Peer Group prepared by an independent compensation expert and upon the recommendation of the Compensation Committee, approved and adopted the Abaxis, Inc. Executive Change of Control Severance Plan (the “Severance Plan”). The Severance Plan was adopted by the Board to reduce the distraction of executives and potential loss of executive talent that could arise from a potential change of control. Participants in the Severance Plan include Abaxis’ senior managers who are selected by the Board. The Board has designated the following executive officers as participants in the Severance Plan: Clinton H. Severson, our Chairman, President and Chief Executive Officer; Alberto R. Santa Ines, our Chief Financial Officer and Vice President of Finance; Kenneth P. Aron, Ph.D., our Vice President of Research and Development; Vladimir E. Ostoich, Ph.D., our Vice President of Government Affairs and Vice President of Marketing for the Pacific Rim; Christopher M. Bernard, our Vice President of Sales and Marketing for the Domestic Medical Market; and Martin V. Mulroy, our Vice President of Veterinary Sales and Marketing for North America. In addition, our Board of Directors designated Donald P. Wood, our Vice President of Operations, as a participant in the Severance Plan beginning with the fiscal year ending March 31, 2009.

The Severance Plan provides that upon the occurrence of a change of control a participant’s outstanding stock option(s) and restricted stock units will accelerate in full, and any such stock awards shall become immediately exercisable at the closing of the change of control event.

In addition, the Severance Plan provides that, if the participant’s employment is terminated by us for any reason other than cause, death, or disability within 18 months from the change of control date, the participant is eligible to receive severance benefits as follows:

•	a lump sum payment equal to two times the sum of the participant’s annual salary and the participant’s target annual bonus amount for the year in which the change of control occurs;

•	a lump sum payment relating to all options or equity instruments, which were not exercised as of the termination date, in an amount equal to the difference between the share price established in the change of control transaction and the exercise price of the instrument;

•	payment of 24 months of premiums for medical, dental, disability and life insurance benefits, provided, however, that if the participant becomes eligible to receive comparable benefits under another employer’s plan, the Company’s benefits shall be secondary to those provided under such other plan; and

•	payment of an amount equal to any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended.

Payment of the foregoing severance benefits is conditioned upon the participant’s execution of a valid and effective release of claims from us.

Incentive Plans

Under our 2005 Equity Incentive Plan, (the “2005 Plan”) in the event of a “change in control,” as such term is defined by the 2005 Plan, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue in effect any or all outstanding options and stock appreciation rights or substitute substantially equivalent options or rights for its stock. Any options or stock appreciation rights which are not assumed or continued in connection with a change in control or exercised prior to the change in control will terminate effective as of the time of the change in control. Our Compensation Committee may provide for the acceleration of vesting of any or all outstanding options or stock appreciation rights upon such terms and to such extent as it determines. The 2005 Plan also authorizes our Compensation Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding option or stock appreciation right upon a change in control in exchange for a payment to the participant with respect to each vested share (and each unvested share if so determined by the Compensation Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share under the award. The Compensation Committee, in its discretion, may provide in the event of a change in control for the acceleration of vesting and/or settlement of any stock award, restricted stock unit award, performance share or performance unit, cash-based award or other share-based award held by a participant upon such conditions and to such extent as determined by our Compensation Committee. It is currently anticipated that awards granted to executive officers will accelerate fully on a change of control. The vesting of non-employee director awards granted under the 2005 Plan automatically will accelerate in full upon a change in control.

All outstanding stock options under our 1992 Outside Directors’ Stock Option Plan (the “Directors Plan”) are fully vested and no additional options will be granted under the Directors Plan. Our Directors Plan provides that, in the event of a transfer of control of the company, the surviving, continuing, successor or purchasing corporation or a parent corporation thereof, as the case may be, shall either assume our rights and obligations under stock option agreements outstanding under our option plans or substitute options for the acquiring corporation’s stock for such outstanding options. Any options which are neither assumed by the acquiring corporation, nor exercised as of the date of the transfer of control, shall terminate effective as of the date of the transfer of control.

As described above, certain additional compensation is payable to a Named Executive Officer (i) if his employment was involuntarily terminated without cause, (ii) upon a change in control or (iii) if his employment was terminated involuntarily following a change in control. The amounts shown in the table below assume that such termination was effective as of March 31, 2008, and do not include amounts in which the Named Executive Officer had already vested as of March 31, 2008. The actual compensation to be paid can only be determined at the time of the change in control and/or a Named Executive Officer’s termination of employment.

Potential Payments Upon Termination or Change in Control

			Involuntary
			Termination
	Involuntary		without Cause
	Termination	Change in Control	Following a
Executive Benefits and Payments Upon Separation	without Cause(1)	(No Termination)	Change in Control(2)

Clinton H. Severson
Salary and bonus	$1,714,000	—	$1,714,000
Vesting of restricted stock units(3)	$3,139,535	$3,139,535	$3,139,535
Health and welfare benefits	$11,820	—	$11,820
Total	$4,865,355	$3,139,535	$4,865,355
Alberto R. Santa Ines
Salary and bonus	—	—	$962,692
Vesting of restricted stock units(3)	—	$903,630	$903,630
Health and welfare benefits	—	—	$10,694
Excise tax reimbursements(4)	—	—	$79,588
Total	—	$903,630	$1,956,604
Kenneth P. Aron, Ph.D.
Salary and bonus	—	—	$980,224
Vesting of restricted stock units(3)	—	$903,630	$903,630
Health and welfare benefits	—	—	$30,256
Total	—	$903,630	$1,914,110
Vladimir E. Ostoich, Ph.D.
Salary and bonus	—	—	$1,001,193
Vesting of restricted stock units(3)	—	$903,630	$903,630
Health and welfare benefits	—	—	$21,948
Total	—	$903,630	$1,926,771
Christopher M. Bernard
Salary and bonus	—	—	$874,657
Vesting of restricted stock units(3)	—	$903,630	$903,630
Health and welfare benefits	—	—	$29,914
Excise tax reimbursement(5)	—	—	$158,640
Total	—	$903,630	$1,966,841

(1)	Amounts relate to payments to Mr. Severson equal to two years of salary, bonus and benefits if his employment with us is terminated for any reason other than cause (as defined in Mr. Severson’s employment agreement).

(2)	Amounts assume that the Named Executive Officer was terminated without cause or due to constructive termination during the 18-month period following a change in control.

(3)	The value of the restricted stock unit assumes that the market price per share of our common stock on the date of termination of employment was equal to the closing price of our common stock of $23.17 on March 31, 2008, as reported on the NASDAQ Global Select Market.

(4)	For purposes of computing the excise tax reimbursement payments, base amount calculations are based on Mr. Santa Ines’ taxable wages for the fiscal years 2003 through 2008.

(5)	For purposes of computing the excise tax reimbursement payments, base amount calculations are based on Mr. Bernard’s taxable wages for the fiscal years 2006 through 2008, when he joined us in fiscal 2006.

DIRECTOR COMPENSATION

Director Compensation Table

The table below summarizes the compensation paid to our non-employee directors for fiscal 2008.

	Fees Earned
	or Paid in		Option	All Other
	Cash	Stock Awards	Awards	Compensation	Total
Name(1)	($)	($)(2)(3)(4)	($)(5)	($)(6)	($)

Richard J. Bastiani, Ph.D.	24,000	32,548	—	—	56,548
Henk J. Evenhuis	27,000	32,548	—	—	59,548
Brenton G. A. Hanlon	23,000	32,548	—	—	55,548
Prithipal Singh, Ph.D.	22,000	32,548	—	—	54,548
Ernest S. Tucker, III, M.D.	22,000	32,548	—	938	55,486

(1)	Clinton H. Severson, our Chief Executive Officer and Director, is not included in this table as he is an employee of the Company and receives no compensation for his services as a director. The compensation received by Mr. Severson as an employee is shown in the “Summary Compensation Table” above.

(2)	Amounts listed in this column represent our accounting expense for these awards, over the requisite service period, in accordance with SFAS No. 123(R). For a discussion of the assumptions used in determining the fair value of awards of restricted stock units in the above table, see Note 10 of the Notes to Financial Statements in our Annual Report on Form 10-K filed with the SEC on June 13, 2008. Restricted stock units were not granted to non-employee directors prior to fiscal 2007. No stock awards were forfeited by any of our non-employee directors during fiscal 2008.

(3)	Each non-employee director listed in the table above was granted an award of 1,500 restricted stock units on May 15, 2007 under our 2005 Plan. The grant date fair value, as determined in accordance with SFAS No. 123(R), of the restricted stock units granted during fiscal 2008 for each of the directors listed in the table above was $31,695.

(4)	As of March 31, 2008, each of our non-employee directors held 1,500 shares of unvested restricted stock units.

(5)	No options were awarded to our non-employee directors in fiscal 2007 or fiscal 2008. As of March 31, 2008, the non-employee director held the following number of outstanding options: Dr. Bastiani, 28,000; Mr. Evenhuis, 18,000; Mr. Hanlon, 28,000; Dr. Singh, 26,000; and Dr. Tucker, 13,000 shares.

(6)	Represents the reimbursement of travel expenses.

Cash Compensation Paid to Board Members

During fiscal 2008, all non-employee directors received an annual retainer of $12,000. The non-employee Chairs of our Audit Committee and Compensation Committee received an annual supplement of $5,000 and $2,000, respectively. Our non-employee directors each received $1,250 per board meeting attended and $1,000 per committee meeting attended. We also reimburse our non-employee directors for reasonable travel expenses incurred in connection with attending board and committee meetings. Directors who are employees receive no compensation for their service as directors.

Equity Compensation Paid to Board Members

Non-employee directors are eligible to receive awards under the 2005 Plan, but such awards are discretionary and not automatic. In fiscal 2008 and fiscal 2007, each non-employee director received an annual equity award of 1,500 restricted stock units granted under the 2005 Plan. Each award of restricted stock units represents the right of the participant to receive, without payment of monetary consideration, on the vesting date, a number of shares of common stock equal to the number of units vesting on such date. Subject to the director’s continued service with us through the applicable vesting date, each restricted stock unit award will vest in full 12 months after the grant date. Under the terms of the 2005 Plan, the vesting of each non-employee director restricted stock unit award will also be accelerated in full in the event of a “change in control,” as defined in the 2005 Plan.

Transactions With Related Persons

Certain Relationships and Related Transactions

During the fiscal year ended March 31, 2008 and as of the date hereof, there was not, nor is there any currently proposed transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any executive officer, director or holder of more than 5% of any class of voting securities of the Company and members of that person’s immediate family had or will have a direct or indirect material interest, other than as set forth in the “Summary Compensation Table” above.

Indemnification Agreements

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under applicable law.

Related-Person Transactions Policy and Procedures

Pursuant to the requirements set forth in the charter of the Company’s Audit Committee, the Audit Committee is responsible for reviewing and approving any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties. The Company does not have any additional written procedures governing the process for addressing related-person transactions. However, in approving or rejecting proposed transactions, the Audit Committee generally considers the relevant facts and circumstances available and deemed relevant, including, but not limited to the risks, costs and benefits to the Company, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence.

As required under the Nasdaq listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the Nasdaq listing standards, as in effect time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management, and its independent registered public accounting firm, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable Nasdaq listing standards: Messrs. Evenhuis and Hanlon and Drs. Bastiani, Singh and Tucker. In making this determination, the Board found that none of the directors had a material or other disqualifying relationship with the Company. Mr. Severson, the Company’s Chairman, President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Abaxis shareholders may be “householding” proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in

“householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to Abaxis, Inc., Alberto R. Santa Ines, Chief Financial Officer and Secretary, 3240 Whipple Road, Union City, California 94587 or contact Alberto R. Santa Ines at 1-510-675-6500. Shareholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

ALBERTO R. SANTA INES
Chief Financial Officer and Secretary

September 11, 2008

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 2008 is available without charge upon written request to: Investor Relations, Abaxis, Inc., 3240 Whipple Road, Union City, California 94587.

Appendix A
Abaxis, Inc.
2005 Equity Incentive Plan

-i-

(continued)

ii

(continued)

iii

Abaxis, Inc.
2005 Equity Incentive Plan
     1. Establishment, Purpose and Term of Plan.
          1.1 Establishment. The Abaxis, Inc. 2005 Equity Incentive Plan (the “Plan”) is hereby established effective as of its approval by the shareholders of the Company (the “Effective Date”). The Plan is the successor to the Company’s 1998 Stock Option Plan and its share reserve.
          1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract and retain the best qualified personnel to perform services for the Participating Company Group, by motivating such persons to contribute to the growth and profitability of the Participating Company Group, by aligning their interests with interests of the Company’s shareholders, and by rewarding such persons for their services by tying a significant portion of their total compensation package to the success of the Company. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares, Performance Units, Restricted Stock Units, Deferred Compensation Awards and other Stock-Based Awards as described below.
          1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, within ten (10) years from the Effective Date.
     2. Definitions and Construction.
          2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
               (a) “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.
               (b) “Award” means any Option, SAR, Restricted Stock Award, Performance Share, Performance Unit, Restricted Stock Unit or Deferred Compensation Award or other Stock-Based Award granted under the Plan.

1

               (c) “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.
               (d) “Board” means the Board of Directors of the Company.
               (e) “Change in Control” means, unless otherwise defined by the Participant’s Award Agreement or contract of employment or service, an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.
               (f) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
               (g) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
               (h) “Company” means Abaxis, Inc., a California corporation, or any successor corporation thereto.
               (i) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.
               (j) “Deferred Compensation Award” means an award of Stock Units granted to a Participant pursuant to Section 11 of the Plan.
               (k) “Director” means a member of the Board.

2

               (l) “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.
               (m) “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.
               (n) “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.
               (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
               (p) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
                    (i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
                    (ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the opening, closing, high, low or average sale price of a share of Stock or the actual sale price of a share of Stock received by a Participant, on such date, the preceding trading day, the next succeeding trading day or an average determined over a period of trading days. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan.

3

                    (iii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.
               (q) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
               (r) “Insider” means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
               (s) “Net-Exercise” means a procedure by which the Participant will be issued a number of shares of Stock determined in accordance with the following formula:
                    X = Y(A-B)/A, where
                    X = the number of shares of Stock to be issued to the Participant upon exercise of the Option;
                    Y = the total number of shares with respect to which the Participant has elected to exercise the Option;
                    A = the Fair Market Value of one (1) share of Stock;
                    B = the exercise price per share (as defined in the Participant’s Award Agreement).
               (t) “Nonemployee Director” means a Director who is not an Employee.
               (u) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.
               (v) “Officer” means any person designated by the Board as an officer of the Company.
               (w) “Option” means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.
               (x) “Option Expiration Date” means the date of expiration of the Option’s term as set forth in the Award Agreement.
               (y) “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:
                    (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company;
                    (ii) a merger or consolidation in which the Company is a party;

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                    (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or
                    (iv) a liquidation or dissolution of the Company.
               (z) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
               (aa) “Participant” means any eligible person who has been granted one or more Awards.
               (bb) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.
               (cc) “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.
               (dd) “Performance Award” means an Award of Performance Shares or Performance Units.
               (ee) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.
               (ff) “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.
               (gg) “Performance Period” means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.
               (hh) “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.
               (ii) “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.
               (jj) “Restricted Stock Award” means an Award of Restricted Stock.
               (kk) “Restricted Stock Unit” or “Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 or Section 11 of the Plan, respectively, to receive a share of Stock on a date determined in accordance with the provisions of Section 10 or Section 11, as applicable, and the Participant’s Award Agreement.

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               (ll) “Restriction Period” means the period established in accordance with Section 8.4 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.
               (mm) “Retirement” means termination as an Employee of a Participating Company at age 55 or older, provided that the Participant was an Employee for at least five consecutive years prior to the date of such termination.
               (nn) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
               (oo) “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment in any combination of shares of Stock or cash of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.
               (pp) “Section 162(m)” means Section 162(m) of the Code.
               (qq) “Securities Act” means the Securities Act of 1933, as amended.
               (rr) “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option, unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
               (ss) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.
               (tt) “Stock-Based Awards” means any award that is valued in whole or in part by reference to, or is otherwise based on, the Stock, including dividends on the Stock, but not limited to those Awards described in Sections 6 through 11 of the Plan.

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               (uu) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
               (vv) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.
               (ww) “Vesting Conditions” mean those conditions established in accordance with Section 8.4 or Section 10.2 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.
          2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
     3. Administration.
          3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.
          3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. In addition, to the extent specified in a resolution adopted by the Board, the Chief Executive Officer of the Company shall have the authority to grant Awards to an Employee who is not an Insider and who is receiving a salary below the level which requires approval by the Committee; provided that the terms of such Awards conform to guidelines established by the Committee and provided further that at the time of making such Awards the Chief Executive Officer also is a Director.
          3.3 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.
          3.4 Committee Complying with Section 162(m). While the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee

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remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).
          3.5 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
               (a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;
               (b) to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;
               (c) to determine the Fair Market Value of shares of Stock or other property;
               (d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
               (e) to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;
               (f) to approve one or more forms of Award Agreement;
               (g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;
               (h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;
               (i) without the consent of the affected Participant and notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time a Stock Appreciation Right providing for settlement solely in shares of Stock in place of any outstanding Option, provided that such Stock Appreciation Right covers the same number of shares of Stock and provides for the same exercise price (subject in each case to adjustment in accordance with Section 4.2) as the replaced Option and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee;

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               (j) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;
               (k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and
               (l) to delegate to the Chief Executive Officer or the Senior Vice President of Human Resources the authority with respect to ministerial matters regarding the Plan and Awards made under the Plan.
          3.6 Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Options or SARs having a lower exercise price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.
          3.7 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
     4. Shares Subject to Plan.
          4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be four million eight hundred eighty-six thousand (4,886,000) and shall

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consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 15.2. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise, the number of shares available for issuance under the Plan shall be reduced only by the net number of shares for which the Option is exercised.
          4.2 Adjustments for Changes in Capital Structure. Subject to any required action by the shareholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.
     5. Eligibility and Award Limitations.
          5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants”and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service. A Nonemployee Director Award may be granted only to a person who, at the time of grant, is a Nonemployee Director.

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          5.2 Participation. Awards other than Nonemployee Director Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, excepting Nonemployee Director Awards, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
          5.3 Incentive Stock Option Limitations.
               (a) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.
               (b) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.
          5.4 Award Limits.
               (a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed four million eight hundred eighty-six thousand (4,886,000) shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Section 4.2 and further subject to the limitation set forth in Section 5.4(b) below.

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               (b) Aggregate Limit on Full Value Awards. Subject to adjustment as provided in Section 4.2, in no event shall more than five hundred thousand (500,000) shares in the aggregate be issued under the Plan pursuant to the exercise or settlement of Restricted Stock Awards, Restricted Stock Unit Awards and Performance Awards (“Full Value Awards”). Except with respect to a maximum of five percent (5%) of the shares of Stock authorized in this Section 5.4(b), any Full Value Awards which vest on the basis of the Participant’s continued Service shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Full Value Awards which vest upon the attainment of Performance Goals shall provide for a Performance Period of at least twelve (12) months.
               (c) Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).
                    (i) Options and SARs. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than 100,000 shares.
                    (ii) Restricted Stock and Restricted Stock Unit Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards or Restricted Stock Unit Awards, subject to Vesting Conditions based on the attainment of Performance Goals, for more than 500,000 shares.
                    (iii) Performance Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted (1) Performance Shares which could result in such Employee receiving more than 500,000 shares for each full fiscal year of the Company contained in the Performance Period for such Award, or (2) Performance Units which could result in such Employee receiving value equal to more than 500,000 shares for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.
                    (iv) Stock-Based Awards. Subject to adjustment as provided in Section 4.2, no Employee may be granted Stock-Based Awards which could result in the Employee receiving more than 50,000 shares (or equivalent value) in any fiscal year of the Company.
     6. Terms and Conditions of Options.
          Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
          6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be

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not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.
          6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
          6.3 Payment of Exercise Price.
               (a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by delivery of a properly executed notice of exercise electing a Net-Exercise, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
               (b) Limitations on Forms of Consideration.
                    (i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

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                    (ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.
          6.4 Effect of Termination of Service.
               (a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time periods provided in the Award Agreement.
               (b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, unless the Committee provides otherwise in the Award Agreement, if the exercise of an Option within the applicable time periods is prevented by the provisions of Section 14 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.
               (c) Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.
          6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.
     7. Terms and Conditions of Stock Appreciation Rights.
          Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
          7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the

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grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.
          7.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.
          7.3 Exercisability and Term of SARs.
               (a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option.
               (b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.
          7.4 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.
          7.5 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only as provided in the Award Agreement.
          7.6 Nontransferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the exercise of an SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.
     8. Terms and Conditions of Restricted Stock Awards.
          Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any

15

of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
          8.1 Types of Restricted Stock Awards Authorized. Restricted Stock Awards may or may not require the payment of cash compensation for the stock. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).
          8.2 Purchase Price. The purchase price, if any, for shares of Stock issuable under each Restricted Stock Award and the means of payment shall be established by the Committee in its discretion.
          8.3 Purchase Period. A Restricted Stock Award requiring the payment of cash consideration shall be exercisable within a period established by the Committee; provided, however, that no Restricted Stock Award granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service.
          8.4 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as provided in the Award Agreement or as provided in Section 8.7. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
          8.5 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.4 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a shareholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

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          8.6 Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service in exchange for the payment of the purchase price, if any, paid by the Participant. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.
          8.7 Nontransferability of Restricted Stock Award Rights. Prior to the issuance of shares of Stock pursuant to a Restricted Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
     9. Terms and Conditions of Performance Awards.
          Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
          9.1 Types of Performance Awards Authorized. Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.
          9.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share. Each Performance Unit shall have an initial value determined by the Committee. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.
          9.3 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall

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establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. To the extent compliance with the requirements under Section 162(m) with respect to “performance-based compensation” is desired, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.
          9.4 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:
               (a) Performance Measures. Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; stock price; earnings per share; return on shareholder equity; return on capital; return on assets; return on investment; employee satisfaction; employee retention; balance of cash, cash equivalents and marketable securities; market share; daily average revenue trades; asset gathering metrics; number of customers; customer satisfaction; product development; completion of a joint venture or other corporate transaction; completion of identified special project; and overall effectiveness of management; or such other measures as determined by the Committee consistent with this Section 9.4(a).

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               (b) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.
     9.5 Settlement of Performance Awards.
               (a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.
               (b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award that is not intended to constitute “qualified performance based compensation” to a “covered employee” within the meaning of Section 162(m) (a “Covered Employee”) to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. With respect to a Performance Award intended to constitute qualified performance-based compensation to a Covered Employee, the Committee shall have the discretion to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.
               (c) Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee.
          9.6 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the

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number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.
          9.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:
               (a) Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 9.5.
               (b) Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award.
          9.8 Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
     10. Terms and Conditions of Restricted Stock Unit Awards.
          Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the

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Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
          10.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).
          10.2 Vesting. Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.
          10.3 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.
          10.4 Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement,

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if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.
          10.5 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.3) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.
          10.6 Nontransferability of Restricted Stock Unit Awards. Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
     11. Deferred Compensation Awards.
          11.1 Establishment of Deferred Compensation Award Programs. This Section 11 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. The Committee, in its discretion and upon such terms and conditions as it may determine, may establish one or more programs pursuant to the Plan under which:
               (a) Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.
               (b) Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to be granted automatically an Award of Stock Units with respect to such number of shares of Stock and upon such other terms and conditions as established by the Committee in lieu of:

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                    (i) shares of Stock otherwise issuable to such Participant upon the exercise of an Option;
                    (ii) cash or shares of Stock otherwise issuable to such Participant upon the exercise of an SAR; or
                    (iii) cash or shares of Stock otherwise issuable to such Participant upon the settlement of a Performance Award or Performance Unit.
          11.2 Terms and Conditions of Deferred Compensation Awards. Deferred Compensation Awards granted pursuant to this Section 11 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No such Deferred Compensation Award or purported Deferred Compensation Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
               (a) Vesting Conditions. Deferred Compensation Awards shall not be subject to any vesting conditions.
               (b) Terms and Conditions of Stock Units.
                    (i) Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Stock Units held by such Participant are settled. Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Stock Units as of the date of payment of such cash dividends on Stock. The method of determining the number of additional Stock Units to be so credited shall be specified by the Committee and set forth in the Award Agreement. Such additional Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Stock Units originally subject to the Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Stock Unit Award so that it represent the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award.
                    (ii) Settlement of Stock Unit Awards. A Participant electing to receive an Award of Stock Units pursuant to this Section 11, shall specify at the time of such election a settlement date with respect to such Award. The Company shall issue to the Participant as soon as practicable following the earlier of the settlement date elected by the

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Participant or the date of termination of the Participant’s Service, a number of whole shares of Stock equal to the number of whole Stock Units subject to the Stock Unit Award. Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares. Any fractional Stock Unit subject to the Stock Unit Award shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.
                    (iii) Nontransferability of Stock Unit Awards. Prior to their settlement in accordance with the provision of the Plan, no Stock Unit Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
     12. Other Stock-Based Awards.
     In addition to the Awards set forth in Sections 6 through 11 above, the Committee, in its sole discretion, may carry out the purpose of this Plan by awarding Stock-Based Awards as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems necessary and appropriate.
     13. Change in Control.
     Notwithstanding any other provision of the Plan, any unexercisable or unvested portion of each outstanding Award held by a Nonemployee Director or an officer and any shares acquired upon the exercise thereof shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of a Change in Control but conditioned upon the consummation of the Change in Control.
          13.1 Effect of Change in Control on Options and SARs.
               (a) Accelerated Vesting. Notwithstanding any other provision of the Plan to the contrary except as provided in this Section 13, the Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and shares acquired upon the exercise of such Options and SARs upon such conditions and to such extent as the Committee shall determine.
               (b) Assumption or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options and SARs (as the case may be) for the Acquiror’s stock. Any Options or SARs which are not assumed by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall

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terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
               (c) Cash-Out of Options. The Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or SAR outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Option or SAR in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise price per share under such Option or SAR (the “Spread”). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of their canceled Options and SARs as soon as practicable following the date of the Change in Control.
          13.2 Effect of Change in Control on Restricted Stock Awards. The Committee may, in its discretion, provide in any Award Agreement evidencing a Restricted Stock Award that, in the event of a Change in Control, the lapsing of the Restriction Period applicable to the shares subject to the Restricted Stock Award held by a Participant whose Service has not terminated prior to the Change in Control shall be accelerated effective immediately prior to the consummation of the Change in Control to such extent as specified in such Award Agreement. Any acceleration of the lapsing of the Restriction Period that was permissible solely by reason of this Section 13.2 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.
          13.3 Effect of Change in Control on Performance Awards. The Committee may, in its discretion, provide in any Award Agreement evidencing a Performance Award that, in the event of a Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to the Change in Control or whose Service terminated by reason of the Participant’s death or Disability shall become payable effective as of the date of the Change in Control to such extent as specified in such Award Agreement.
          13.4 Effect of Change in Control on Restricted Stock Unit Awards. The Committee may, in its discretion, provide in any Award Agreement evidencing a Restricted Stock Unit Award that, in the event of a Change in Control, the Restricted Stock Unit Award held by a Participant whose Service has not terminated prior to such date shall be settled effective as of the date of the Change in Control to such extent as specified in such Award Agreement.
          13.5 Effect of Change in Control on Deferred Compensation and Other Stock-Based Awards. The Committee may, in its discretion, provide in any Award Agreement evidencing a Deferred Compensation Award or other Stock-Based Award that, in the event of a Change in Control, the amounts payable pursuant to such Award shall be settled effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

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     14. Compliance with Securities Law.
          The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
     15. Tax Withholding.
          15.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise or Net Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.
          15.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.
     16. Amendment or Termination of Plan.
          The Board or the Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s shareholders under any applicable law, regulation or rule. No

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amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board or the Committee. In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule, including Section 409A of the Code.
     17. Miscellaneous Provisions.
          17.1 Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
          17.2 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.
          17.3 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
          17.4 Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.
          17.5 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
          17.6 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

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          17.7 Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.
          17.8 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan. Each Participating Company shall be responsible for making benefit payments pursuant to the Plan on behalf of its Participants or for reimbursing the Company for the cost of such payments, as determined by the Company in its sole discretion. In the event the respective Participating Company fails to make such payment or reimbursement, a Participant’s (or other individual’s) sole recourse shall be against the respective Participating Company, and not against the Company. A Participant’s acceptance of an Award pursuant to the Plan shall constitute agreement with this provision.
          17.9 Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.

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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on October 28, 2008.
Vote by Internet • Log on to the Internet and go to www.investorvote.com/ABAX • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2 and Proposal 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 – Clinton H. Severson *		[ ]	[ ]	02 – Richard J. Bastiani, Ph.D. *	[ ]	[ ]	03 – Henk J. Evenhuis *	[ ]	[ ]

		For	Withhold		For	Withhold		For	Withhold
04 – Brenton G. A. Hanlon *		[ ]	[ ]	05 – Prithipal Singh, Ph.D. *	[ ]	[ ]	06 – Ernest S. Tucker III, M.D. *	[ ]	[ ]

2.	To approve and ratify the adoption of an increase in the maximum aggregate number of shares of Common Stock that may be issued under Abaxis’ 2005 Equity Incentive Plan by 500,000 shares, from 4,886,000 to 5,386,000 shares.	For [ ]	Against [ ]	Abstain [ ]	3.	To ratify the appointment of Burr, Pilger & Mayer LLP as the independent registered public accounting firm of Abaxis, Inc. for the fiscal year ending March 31, 2009.	For [ ]	Against [ ]	Abstain [ ]

B Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	[ ]

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign here exactly as your name(s) appears on your stock certificate. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity. Please date the Proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Abaxis, Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 28, 2008
SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints Clinton H. Severson and Alberto R. Santa Ines, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Abaxis, Inc. a California corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Abaxis to be held at the principal offices of Abaxis at 3240 Whipple Road, Union City, California 94587, on Tuesday, October 28, 2008, at 10:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement for the 2008 Annual Meeting of Abaxis Shareholders (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.
THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED “FOR” ALL NOMINEES UNDER PROPOSAL 1 AND “FOR” PROPOSAL 2 AND PROPOSAL 3.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.